                                                                EXHIBIT 4(f)(43)


================================================================================


                                U.S. $75,000,000

                           LOAN AND SECURITY AGREEMENT

                         Dated as of September 13, 2002

                                      Among

                           CAC WAREHOUSE FUNDING CORP.

                                 as the Borrower

                          CREDIT ACCEPTANCE CORPORATION

                          as the Servicer and Custodian

                                  the INVESTORS

                                  named herein

                      VARIABLE FUNDING CAPITAL CORPORATION

                                   as a Lender

                            WACHOVIA SECURITIES, INC

                                as the Deal Agent

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                             as the Liquidity Agent

                          OSI PORTFOLIO SERVICES, INC.

                             as the Backup Servicer

                                       and

                            WACHOVIA SECURITIES, INC.

                             as the Collateral Agent



================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I DEFINITIONS 1
   Section 1.1.       Certain Defined Terms.......................................................................1
   Section 1.2.       Other Terms................................................................................22
   Section 1.3.       Computation of Time Periods................................................................22
   Section 1.4.       Interpretation.............................................................................22

ARTICLE II THE LOAN FACILITY.....................................................................................23
   Section 2.1.       Funding of the Advance; Grant of Security Interest.........................................23
   Section 2.2.       Acceptance by Collateral Agent.............................................................24
   Section 2.3.       [Reserved.]................................................................................26
   Section 2.4.       Determination of Yield.....................................................................26
   Section 2.5.       [Reserved].................................................................................26
   Section 2.6.       Actions with Respect to Advance............................................................26
   Section 2.7.       Settlement Procedures......................................................................26
   Section 2.8.       [Reserved.]................................................................................28
   Section 2.9.       Collections and Allocations................................................................28
   Section 2.10.      Payments, Computations, Etc................................................................29
   Section 2.11.      [Reserved.]................................................................................30
   Section 2.12.      Fees.......................................................................................30
   Section 2.13.      Increased Costs; Capital Adequacy; Illegality..............................................30
   Section 2.14.      Taxes......................................................................................31
   Section 2.15.      Assignment of the Contribution Agreement...................................................32
   Section 2.16.      Optional Take-Out..........................................................................33

ARTICLE III CONDITIONS TO THE CLOSING AND THE FUNDING............................................................34
   Section 3.1.       Conditions to the Closing and the Funding..................................................34

ARTICLE IV REPRESENTATIONS AND WARRANTIES........................................................................36
   Section 4.1.       Representations and Warranties of the Borrower.............................................36
   Section 4.2.       Representations and Warranties of the Borrower Relating
                      to the Loans and the Related Contracts.....................................................41
   Section 4.3.       Representations and Warranties of the Servicer.............................................42
   Section 4.4.       Representations and Warranties of the Backup Servicer......................................43
   Section 4.5.       Breach of Representations and Warranties...................................................43

ARTICLE V GENERAL COVENANTS......................................................................................45
   Section 5.1.       Affirmative Covenants of the Borrower......................................................45
   Section 5.2.       Negative Covenants of the Borrower.........................................................49
   Section 5.3.       Covenant of the Borrower Relating to the Hedging Agreement.................................54
   Section 5.4.       Affirmative Covenants of the Servicer......................................................54
   Section 5.5.       Negative Covenants of the Servicer.........................................................56
   Section 5.6.       Negative Covenants of the Backup Servicer..................................................57



ARTICLE VI ADMINISTRATION AND SERVICING OF CONTRACTS.............................................................57
   Section 6.1.       Servicing..................................................................................57
   Section 6.2.       Duties of the Servicer and Custodian.......................................................58
   Section 6.3.       Rights After Designation of Successor Servicer.............................................60
   Section 6.4.       Responsibilities of the Borrower...........................................................61
   Section 6.5.       Reports....................................................................................61
   Section 6.6.       Additional Representations and Warranties of CAC as Servicer...............................62
   Section 6.7.       Establishment of the Accounts..............................................................62
   Section 6.8.       Payment of Certain Expenses by Servicer....................................................63
   Section 6.9.       Annual Independent Public Accountant's Servicing Reports...................................64
   Section 6.10.      The Servicer Not to Resign.................................................................64
   Section 6.11.      Servicer Termination Events................................................................64
   Section 6.12.      Appointment of Successor Servicer..........................................................65
   Section 6.13.      Responsibilities of the Borrower...........................................................66
   Section 6.14.      Segregated Payment Account.................................................................66

ARTICLE VII BACKUP SERVICER......................................................................................67
   Section 7.1.       Designation of the Backup Servicer.........................................................67
   Section 7.2.       Duties of the Backup Servicer..............................................................67
   Section 7.3.       Backup Servicing Compensation..............................................................67
   Section 7.4.       The Backup Servicer Not to Resign..........................................................67

ARTICLE VIII [Reserved]..........................................................................................67

ARTICLE IX SECURITY INTEREST.....................................................................................67
   Section 9.1.       Security Agreement.........................................................................67
   Section 9.2.       Release of Lien............................................................................68
   Section 9.3.       Further Assurances.........................................................................68
   Section 9.4.       Remedies...................................................................................68
   Section 9.5.       Waiver of Certain Laws.....................................................................68
   Section 9.6.       Power of Attorney..........................................................................68

ARTICLE X TERMINATION EVENTS.....................................................................................69
   Section 10.1.      Termination Events.........................................................................69
   Section 10.2.      Remedies...................................................................................71

ARTICLE XI INDEMNIFICATION.......................................................................................71
   Section 11.1.      Indemnities by the Borrower................................................................71
   Section 11.2.      Indemnities by the Servicer................................................................73
   Section 11.3.      After-Tax Basis............................................................................74

ARTICLE XII THE DEAL AGENT AND THE LIQUIDITY AGENT...............................................................74
   Section 12.1.      Authorization and Action...................................................................74
   Section 12.2.      Delegation of Duties.......................................................................75
   Section 12.3.      Exculpatory Provisions.....................................................................75
   Section 12.4.      Reliance...................................................................................77
   Section 12.5.      Non-Reliance on Deal Agent, Liquidity Agent,
                      Collateral Agent and Other Lenders.........................................................78
   Section 12.6.      Reimbursement and Indemnification..........................................................78



   Section 12.7.      Deal Agent, Liquidity Agent and Collateral Agent
                      in their Individual Capacities.............................................................78
   Section 12.8.      Successor Deal Agent, Liquidity Agent or Collateral Agent..................................78

ARTICLE XIII ASSIGNMENTS; PARTICIPATIONS.........................................................................79
   Section 13.1.      Assignments and Participations.............................................................79

ARTICLE XIV MISCELLANEOUS........................................................................................83
   Section 14.1.      Amendments and Waivers.....................................................................83
   Section 14.2.      Notices, Etc...............................................................................83
   Section 14.3.      Ratable Payments...........................................................................84
   Section 14.4.      No Waiver; Remedies........................................................................84
   Section 14.5.      Binding Effect; Benefit of Agreement.......................................................84
   Section 14.6.      Term of this Agreement.....................................................................84
   Section 14.7.      Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue.......................84
   Section 14.8.      Waiver of Jury Trial.......................................................................85
   Section 14.9.      Costs, Expenses and Taxes..................................................................85
   Section 14.10.     No Proceedings.............................................................................86
   Section 14.11.     Recourse Against Certain Parties...........................................................86
   Section 14.12.     Protection of Right, Title and Interest in Assets;
                      Further Action Evidencing the Funding......................................................87
   Section 14.13.     Confidentiality............................................................................88
   Section 14.14.     Execution in Counterparts; Severability; Integration.......................................89
   Section 14.15.     Waiver of Setoff...........................................................................90


                                    EXHIBITS

EXHIBIT A        Form of Funding Notice
EXHIBIT B        Form of Assignment and Acceptance
EXHIBIT C        Form of Monthly Report
EXHIBIT D        [Reserved]
EXHIBIT E        Form of Hedging Agreement (including Schedule and Confirmation)
EXHIBIT F        Form of Officer's Certificate as to Solvency
EXHIBIT G        Form of Take-Out Release
EXHIBIT H        Form of Contribution Agreement
EXHIBIT I        Form of Note
EXHIBIT J        Form of Dealer Agreement
EXHIBIT K        [Reserved]
EXHIBIT L        Forms of Contracts
EXHIBIT M        [Reserved]
EXHIBIT N        [Reserved]
EXHIBIT O        Form of Backup Servicing Agreement



                                    SCHEDULES


SCHEDULE I       Condition Precedent Documents
SCHEDULE II      [Reserved]
SCHEDULE III     Tradenames, Fictitious Names and "Doing Business As" Names
SCHEDULE IV      Location of Records and Contract Files
SCHEDULE V       Loan and Contract List
SCHEDULE VI      Collection Guidelines
SCHEDULE VII     [Reserved]
SCHEDULE VIII    Commitment Amount of Each Investor
SCHEDULE IX      List of Dealer Agreements and Pools

         THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is made as of September 27, 2002, among:

         (1) CAC WAREHOUSE FUNDING CORP., a Michigan corporation, (the "Borrower");

         (2) CREDIT ACCEPTANCE CORPORATION, a Michigan corporation, ("CAC", the "Originator", the "Servicer" or the "Custodian");

         (3) the financial institutions listed on the signature pages of this Agreement under the heading "the Investors" (the "Investors");

         (4) VARIABLE FUNDING CAPITAL CORPORATION, a Delaware corporation ("VFCC" or a "Lender");

         (5) WACHOVIA SECURITIES, INC., a Delaware corporation ("WSI"), as deal agent (the "Deal Agent");

         (6) WACHOVIA BANK, NATIONAL ASSOCIATION a national banking association with its headquarters in Charlotte, North Carolina ("Wachovia" ), as liquidity agent (the "Liquidity Agent");

         (7) OSI PORTFOLIO SERVICES, INC., a Delaware corporation (the "Backup Servicer"); and

         (8) WACHOVIA SECURITIES, INC., a Delaware corporation (the "Collateral Agent").

         IT IS AGREED as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1.  Certain Defined Terms.


         (a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1.

         (b) As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:

         Accrual Period: For any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or in the case of the first Accrual Period, from and including the Closing Date) to but excluding such Payment Date.

         Addition Date: With respect to any open Pool, the date on which any additional Loans are added to such Pool.

         Adjusted Eurodollar Rate: For any Accrual Period, an interest rate per annum equal to the sum of 1.0% and a fraction, expressed as a percentage and rounded upwards (if necessary), to the nearest 1/100 of 1%, (i) the numerator of which is equal to the LIBOR Rate for such Accrual Period and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage for such Accrual Period.

         Administration Agreement: That certain Amended and Restated Administration Agreement, dated as of July 1, 1998, executed between VFCC and WSI, as the same may be amended, supplemented, or otherwise modified from time to time.

         Advance:  As defined in Section 2.1.

         Affected Party: Each of the Lenders, each Investor, each Liquidity Bank, any assignee or participant of any Lender, Investor or Liquidity Bank, WSI, any successor to WSI as Deal Agent, any sub-agent of the Deal Agent, Wachovia and any successor to Wachovia as Liquidity Agent.

         Affiliate: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or under common control with such Person, or is a director or officer of such Person. For purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 5% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         Agent's Account: An account at Wachovia Bank, National Association in the name of VFCC or at such other account as may be designated by the Deal Agent from time to time.

         Aggregate Outstanding Eligible Loan Balance: On any date of determination, the sum of the Outstanding Balances of all Eligible Loans on such day.

         Aggregate Outstanding Eligible Loan Net Balance: The Aggregate Outstanding Eligible Loan Balance less the aggregate Loan Loss Reserves related to the Eligible Loans.

         Aggregate Unpaids: At any time, an amount, equal to the sum of all accrued and unpaid Capital, Yield, Breakage Costs, Hedge Breakage Costs and all other amounts owed by the Borrower hereunder, under any Hedging Agreement (including, without limitation, payments in respect of the termination of any such Hedging Agreement or under any other Transaction Document) or by the Borrower or any other Person under any fee letter (including, without limitation, the Fee Letter) delivered in connection with the transactions contemplated by this Agreement (whether due or accrued) and any unpaid fees due to the Backup Servicer, both before and after the Assumption Date.

         Alternative Rate: An interest rate per annum equal to the Adjusted Eurodollar Rate; provided, however, that the Alternative Rate shall be the Base Rate if a Eurodollar Disruption Event occurs.

         Applicable Law: For any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, orders, or line action of any Court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

         Assignment and Acceptance: An assignment and acceptance entered into by an Investor and an Eligible Assignee, and accepted by the Deal Agent, in substantially the form of Exhibit B hereto.

         Assumption Date:  Defined in the Backup Servicing Agreement.

         Available Funds. With respect to any Payment Date: (i) all amounts deposited in the Collection Account during the Collection Period that ended on the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and investment earnings thereon; (ii) all amounts deposited in the Collection Account from the Reserve Account in accordance with
Section 2.9(d) hereof; (iii) all amounts paid by the Borrower pursuant to
Section 4.5 hereof during or with respect to the prior Collection Period in respect of Ineligible Loans or Ineligible Contracts; (iv) amounts paid by the Borrower pursuant to Section 2.16 hereof; and (v); all amounts paid under any Hedging Agreement.

         Backup Servicer:  OSI Portfolio Services, Inc.

         Backup Servicer Termination Notice:  Defined in Section 7.5.

         Backup Servicing Fee: The fee payable by the Borrower to the Backup Servicer pursuant to the Backup Servicing Agreement and Section 7.4 hereof.

         Bankruptcy Code: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.), as amended from time to time.

         Base Rate: On any date, a fluctuating interest rate per annum equal to the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 2.0%.

         Benefit Plan: Any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate of the Borrower is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

         Borrower:  CAC Warehouse Funding Corp., a Michigan corporation.

         Breakage Costs: Any amount or amounts as shall compensate any Lender for any loss, cost or expense incurred by such Lender (as determined by such Lender (or, in the case of VFCC, by the Deal Agent on behalf of VFCC) in such Person's sole discretion) as a result of a prepayment by the Borrower of Capital or Yield.

         Business Day: Any day other than a Saturday or a Sunday on which (a) banks are not required or authorized to be closed in New York City, Charlotte, North Carolina or Detroit,

Michigan, and (b) if the term "Business Day" is used in connection with the determination of the LIBOR Rate, dealings in United States dollar deposits are carried on in the London interbank market.

         CAC: Credit Acceptance Corporation, a Michigan corporation, and its successors and permitted assigns.

         CAC Payment Account: The clearinghouse account number 1076135068 maintained by CAC at Comerica Bank, where payments received in respect of all loans and contracts are deposited or paid.

         Capital: The amount advanced to the Borrower by the Lender pursuant to
Section 2.1(a), reduced from time to time by Collections distributed on account of such Capital pursuant to Section 2.7; provided, however, if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made; provided, further, that the aggregate amount of capital may not, at any time, exceed the Facility Limit.

         Capped Servicing Fee: With respect to any Collection Period and the Backup Servicer, an amount not to exceed the product of (i) 6.00% and (ii) Collections received during such Collection Period (exclusive of amounts received under any Hedging Agreement).

         Carrying Costs: with respect to any Payment Date, the sum of amounts payable under Section 2.7(a)(iv)(X).

         Change-in-Control:  Any of the following:

         (a) the creation or imposition of any Lien on any shares of capital stock of the Borrower; or

         (b) the failure by Originator to own all of the issued and outstanding capital stock of the Borrower.

         Closing Date:  September 22, 2002.

         Code:  The Internal Revenue Code of 1986, as amended from time to time.

         Collateral:  Defined in Section 2.2(a).

         Collateral Agent:  Wachovia Securities, Inc.

         Collection Account:  Defined in Section 6.7(a).

         Collection Date: The date following the Termination Date on which the Aggregate Unpaids have been reduced to zero and indefeasibly paid in full.

         Collection Guidelines: The policies and procedures of the Servicer, attached hereto as Schedule VI, relating to the collection of amounts due on contracts for the sale of automobiles and/or light-duty trucks, as in effect on the Cut-Off Date and as amended from time to time in accordance herewith and with the other Transaction Documents.

         Collection Period: Each calendar month, except in the case of the first Collection Period, the period beginning on the Cut-Off Date to and including the last day of the calendar month in which the Funding Date occurs.

         Collections: All payments (including Recoveries, credit-related insurance proceeds, amounts received under any Hedging Agreement and proceeds of Related Security) received by the Servicer, CAC or the Borrower on or after the Cut-Off Date in respect of the Loans in the form of cash, checks, wire transfers or other form of payment in accordance with the Loans and the Dealer Agreements.

         Commercial Paper Notes: On any day, any short-term promissory notes issued by VFCC.

         Commitment: For each Investor, the commitment of such Investor to make an Advance to the Borrower in an amount not to exceed the amount set forth opposite such Investor's name on the Schedule VIII to this Agreement.

         Commitment Termination Date: 364 days from the Closing Date, or such later date to which the Commitment Termination Date may be extended in the sole discretion of VFCC and each Investor in accordance with the terms of Section 2.1(b).

         Contract: Each retail installment sales contract, in substantially one of the forms attached hereto as Exhibit L, relating to the sale of a new or used automobile or light-duty truck originated by a Dealer and in which CAC shall have been granted a security interest and shall have acquired certain other ownership rights under the related Dealer Agreement to secure the related dealer's obligation to repay one or more loans.

         Contract Files: With respect to each Contract, the fully executed original counterpart (for UCC purposes) of the Contract, either a copy of the application to the appropriate state authorities for a certificate of title with respect to the related financed vehicle or a standard assurance in the form commonly used in the industry relating to the provision of a certificate of title and when issued, a copy of the related certificate of title, all original instruments modifying the terms and conditions of such Contract and the original endorsements or assignments of such Contract.

         Contribution Agreement: The Contribution Agreement, dated as of September 13, 2002, substantially in the form of Exhibit H hereto, between CAC and the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         Contractual Obligation: With respect to any Person, means any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

         CP Rate: For any day during any Accrual Period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by VFCC from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short-term promissory notes issued by VFCC maturing on dates other than those certain dates on which VFCC is to receive funds) in respect of the promissory notes issued by VFCC that are allocated, in whole or in part, by the Deal Agent (on behalf of VFCC) to fund or maintain Capital during such period, as determined by the Deal Agent (on behalf of VFCC) and reported to the Borrower and the Servicer, which rates shall reflect and give effect to (i) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Deal Agent (on behalf of VFCC) and (ii) other borrowings by VFCC, including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate, the Deal Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

         Credit Agreement: The Amended and Restated Credit Agreement, dated as of June 11, 2001 among CAC, Comerica Bank, as Administrative Agent and Collateral Agent, the banks signatory thereto, Credit Acceptance UK Limited, CAC of Canada Limited and Credit Acceptance Corporation Ireland Limited; provided, however, to the extent the Credit Agreement is amended or terminated after the date hereof, references to the Credit Agreement shall refer to the Credit Agreement on the date hereof unless otherwise consented to by the Deal Agent.

         Credit Guidelines: The policies and procedures of CAC, relating to the extension of credit to automobile and light-duty truck dealers in respect of retail installment contracts for the sale of automobiles and/or light-duty trucks, including, without limitation, the policies and procedures for determining the creditworthiness of such dealers and relating to this extension of credit to such dealers and the maintenance of installment sale contracts, as in effect on the Cut-Off Date and as amended from time to time in accordance herewith and with the other Transaction Documents.

         Custodian:  CAC, or any person appointed as Custodian pursuant to
Section 6.2(c).

         Cut-Off Date:  October 1, 2002.

         Date of Processing: With respect to any transaction relating to a Loan or a Contract, the date on which such transaction is first recorded on the Servicer's master servicing file (without regard to the effective date of such recordation).

         Deal Agent:  Defined in the preamble of the Agreement.

         Dealer: Any new or used automobile and/or light-duty truck dealer who has entered into a Dealer Agreement with CAC.

         Dealer Agreement: Each agreement between CAC and any Dealer, in substantially the form attached hereto as Exhibit J.

         Dealer Collections:  Defined in Section 2.9(d).

         Dealer Concentration Limit: With respect to any Dealer, an amount equal to:

         (i) in the case of Loans related to any Dealer, 4.0% of the aggregate Net Loan Balance, on the Funding Date; and

         (ii) in the case of Contracts related to any Dealer, 2.0% of the Outstanding Balance of all Contracts on the Funding Date; provided, however, that for no more than three Dealers, such limit shall be 2.3% of the Outstanding Balance of all Contracts on the Funding Date.

         Defaulted Contract: Each Contract for which the amounts due thereunder should be charged off as uncollectible in accordance with the Servicer's accounting policies in effect from time to time. A Contract shall become a Defaulted Contract on the day on which the amounts due under such Contract are recorded as charged off on the Servicer's master file of Contracts, but, in any event, shall be deemed a Defaulted Contract no later than the earlier of (x) the day it becomes 90 days delinquent, based on the date the last payment thereon was received by the Servicer and (y) the day on which it is identified by the Servicer as uncollectible. Notwithstanding any other provision of this Agreement, any amount due under a Defaulted Contract which is an Ineligible Contract shall be treated as an amount due under an Ineligible Contract rather than as an amount due under a Defaulted Contract for purposes of Section 4.5.

         Derivatives: Any exchange-traded or over-the-counter (i) forward, future, option, swap, cap, collar, floor or foreign exchange contract or any combination thereof, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) any similar transaction, contract, instrument, undertaking or security, or (iii) any transaction, contract, instrument, undertaking or security containing any of the foregoing.

         Determination Date: The eighth (8th) day of each calendar month, or if such is not a Business Day, the next succeeding Business Day.

         Eligible Assignee: (a) A Person whose short-term rating is at least A-1 from S&P and P-1 from Moody's, or whose obligations under this Agreement are guaranteed by a Person whose short-term rating is at least A-1 from S&P and P-1 from Moody's, or (b) such other Person satisfactory to VFCC, the Deal Agent and each of the rating agencies rating the Commercial Paper Notes.

         Eligible Contract: Each Contract which (i) at the time of its pledge by the applicable Dealer to the Originator, satisfied the requirements for "Qualified Loan" set forth in the related Dealer Agreement and (ii) is not an Overconcentration Contract.

         Eligible Dealer Agreement:  Each Dealer Agreement:

         (a) which was originated in compliance with all applicable requirements of law and which complies with all applicable requirements of law;

         (b) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Borrower, CAC or by the Servicer in connection with the origination of such Dealer Agreement or the execution, delivery and performance by the Borrower, CAC or by the Servicer of such Dealer Agreement have been duly obtained, effected or given and are in full force and effect;

         (c) as to which at the time of the transfer of rights thereunder to the Collateral Agent and the Secured Parties, the Borrower will have good and marketable title thereto, free and clear of all Liens;

         (d) the Borrower's rights under which have been the subject of a valid grant of a first priority perfected security interest in such rights and in the proceeds thereof;

         (e) which will at all times be the legal, valid and binding obligation of the Dealer thereof (it being understood that recourse for such payment obligation shall be limited to the extent set forth in the Dealer Agreement), enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

         (f) which constitutes either a "general intangible" or "chattel paper" under and as defined in Article 9 of the UCC;

         (g) which, at the time of the pledge of the rights to payment thereunder to the Collateral Agent and the Secured Parties, has not been waived or modified;

         (h) which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

         (i) as to which CAC, the Servicer and the Borrower have satisfied all obligations to be fulfilled at the time the rights to payment thereunder are pledged to the Collateral Agent and the Secured Parties;

         (j) as to which the related Dealer has not asserted that such agreement is void or unenforceable;

         (k) as to which the related Dealer is not bankrupt or insolvent to the best of CAC's knowledge; and

         (l) as to which none of CAC, the Servicer nor the Borrower has done anything, at the time of its pledge to the Collateral Agent and Secured Parties, to impair the rights of the Collateral Agent and Secured Parties therein.

         Eligible Loans: Each Loan, at the time of its transfer to the Borrower under the Contribution Agreement:

         (a) which has arisen under a Dealer Agreement that, on the day the Loan was created, qualified as an Eligible Dealer Agreement;

         (b) which was created in compliance with all applicable requirements of law and pursuant to an Eligible Dealer Agreement which complies with all applicable requirements of law;

         (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Borrower or by the original creditor, if not the Borrower, in connection with the creation of such Loan or the execution, delivery and performance by the Borrower or by the original creditor, if not the Borrower, of the related Eligible Dealer Agreement have been duly obtained, effected or given and are in full force and effect;

         (d) as to which at the time of the pledge of such Loan to the Collateral Agent and the Secured Parties, the Borrower will have good and marketable title thereto, free and clear of all Liens;

         (e) which has been the subject of a grant of a valid first priority perfected security interest in such Loan, related security and in the Proceeds thereof;

         (f) which will at all times be the legal, valid and binding payment obligation of the Obligor thereof (it being understood that recourse for such payment obligation shall be limited to the extent set forth in the Dealer Agreement), enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

         (g) which constitutes a "general intangible" under and as defined in
Article 9 of the UCC as in effect in the Relevant UCC State;

         (h) the financing of which with the proceeds of commercial paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act;

         (i) which is denominated and payable in United States dollars;

         (j) which, at the time of its pledge to the Collateral Agent and the Secured Parties, has not been waived or modified;

         (k) which is not subject to any right of rescission (subject to the rights of the dealer to repay the outstanding balance of the Loan and terminate the related Dealer Agreement), setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

         (l) as to which CAC, the Servicer and the Borrower have satisfied all obligations to be fulfilled at the time it is pledged to the Collateral Agent and the Secured Parties;

         (m) as to which the related Dealer has not asserted that the related Dealer Agreement is void or unenforceable;

         (n) as to which the related Dealer is not bankrupt or insolvent;

         (o) as to which none of CAC, the Servicer nor the Borrower has done anything, at the time of its pledge to the Collateral Agent and the Secured Parties, to impair the rights of the Collateral Agent and the Secured Parties;

         (p) is not an Overconcentration Loan; and

         (q) the proceeds of which were used to finance the purchases of new or used automobiles and/or light-duty trucks and related products.

         ERISA: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         ERISA Affiliate: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (a) above or any trade or business described in clause (b) above.

         Eurocurrency Liabilities: Defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         Eurodollar Disruption Event: The occurrence of any of the following:
(a) a determination by a Lender that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to make, fund or maintain the Funding, (b) the failure of one or more of the Reference Banks to furnish timely information for purposes of determining the Adjusted Eurodollar Rate, (c) a determination by a Lender that the rate at which deposits of United States dollars are being offered to such Lender in the London interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining the Funding or (d) the inability of a Lender to obtain United States dollars in the London interbank market to make, fund or maintain the Advance.

         Eurodollar Reserve Percentage: Of any Reference Bank for any period, for Capital means the percentage applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Reference Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term of one month.

         Excess Reserve Amount: With respect to any Payment Date, excess, if any, of the amount on deposit in the Reserve Account and the Required Reserve Account Amount.

         Facility Limit: Initially, $75,000,000; on or on any date after the first Payment Date, the Facility Limit shall mean the aggregate outstanding Capital on such date, after giving effect to all payments in respect of principal on or prior to such date.

         Federal Funds Rate: For any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the federal funds rates as quoted by Wachovia and confirmed in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by Wachovia (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of Wachovia, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. Charlotte, North Carolina time.

         Fee Letter: The Fee Letter, dated as of the date hereof, among the Borrower, the Servicer and the Deal Agent, as such letter may be amended, modified, supplemented, restated or replaced from time to time.

         Financed Vehicle: With respect to a Contract, any new or used automobile, light-duty truck, minivan or sport utility vehicle, together with all accessories thereto, securing the related Obligor's indebtedness thereunder.

         Funding:  As defined in Section 2.1(a).

         Funding Date: The Business Day set forth in the Funding Notice, delivered in accordance with Section 2.1(a).

         Funding Notice: The notice, in the form of Exhibit A hereto, delivered in accordance with Section 2.1(a).

         GAAP: Generally accepted accounting principles as in effect from time to time in the United States.

         Governmental Authority: Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

         H.15:  Federal Reserve Statistical Release H.15.

         Hedge Breakage Costs: For any Hedge Agreement, any amount payable by the Borrower for the early termination of such Hedge Agreement or any portion thereof.

         Hedge Costs: For any Hedging Agreement, any amount payable by the Borrower with respect thereto, including any swap payments, any breakage payments, any termination payments, any notional reduction payments and any other amounts due to the Hedge Counterparty.

Hedge Counterparty: Any entity that (a) on the date of entering into any Hedge Transaction (i) is an interest rate swap dealer that is either a Lender or an Affiliate of a Lender, or has been approved in writing by the Deal Agent (which approval shall not be unreasonably withheld), and (ii) unless otherwise agreed to by the Deal Agent, has a long-term unsecured debt rating of not less than "A" by S&P and not less than "A2" by Moody's ("Long-term Rating Requirement") and a short-term unsecured debt rating of not less than "A-1" by S&P and not less than "P-1" by Moody's ("Short-term Rating Requirement"), and (b) in a Hedging Agreement (i) consents to the assignment of the Borrower's rights under the Hedging Agreement to the Deal Agent pursuant to Section 2.2(a) and (ii) agrees that in the event that Moody's or S&P reduces its long-term unsecured debt rating below the Long-term Rating Requirement, or reduces its short-term unsecured debt rating below the Short-term Rating Requirement, it shall transfer its rights and obligations under each Hedging Agreement to another entity that meets the requirements of clause (a) and (b) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer.

         Hedge Transaction: Each interest rate swap or other interest rate protection transaction between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 5.3 hereof and is governed by a Hedging Agreement.

         Hedging Agreement: Each agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into pursuant to Section 5.3(a) hereof, substantially in the form of Exhibit E hereto or such other form as the Deal Agent shall approve in writing, and each "Confirmation" thereunder confirming the specific terms of each such Hedge Transaction.

         Income Collections: All Collections received in respect of any dealer servicing fee, as stated in, and determined in accordance with, each respective Dealer Agreement and amounts received under any Hedging Agreement.

         Independent Director:  Defined in Section 5.2(o).

         Ineligible Contract:  Each Contract other than an Eligible Contract.

         Ineligible Loan:  Each Loan other than an Eligible Loan.

         Increased Costs: Any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.13.

         Indebtedness: With respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof,
(e) all indebtedness, obligations or liabilities of that Person in respect of Derivatives, and (f) obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e) above.

         Indemnified Amounts:  Defined in Section 11.1.

         Indemnified Parties:  Defined in Section 11.1.

         Initial Facility Limit:  $75,000,000.

         Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         Insolvency Laws: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

         Insolvency Proceeding: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

         Instrument: Any "instrument" (as defined in Article 9 of the UCC), other than an instrument that constitutes part of chattel paper.

         Investors:  Defined in the preamble of the Agreement.

         Investment: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Assets pursuant to the Contribution Agreement and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business.

         Issuer: VFCC and any other Lender, whose principal business consists of issuing commercial paper or other securities to fund its acquisition or maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets.

         Lender:  Defined in the preamble of the Agreement.

         Lenders: Collectively, VFCC and the Investors and any other Person that agrees, pursuant to the pertinent Assignment and Acceptance, to make or maintain the Funding pursuant to this Agreement.

         LIBOR Rate: For any portion of Capital and any day during any Accrual Period, an interest rate per annum equal to:

                  (i) the posted rate for 30-day deposits in United States Dollars appearing on Telerate page 3750 as of 11:00 a.m. (London time) on the Business Day which is the second Business Day immediately preceding the first day of the applicable Accrual Period; or

                  (ii) if no such rate appears on Telerate page 3750 at such time and day, then the LIBOR Rate shall be determined by Wachovia at its principal office in Charlotte, North Carolina as its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which 30-day deposits in United States Dollars are being, have been, or would be offered or quoted by Wachovia to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (Charlotte, North Carolina time) on such day.

         Lien: Any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

         Liquidity Agent:  Defined in the preamble of this Agreement.

         Liquidity Agreement: The Liquidity Purchase Agreement, dated as of the date hereof among VFCC, as seller, the Investors named therein, WSI, as deal agent and documentation agent, and Wachovia Bank, National Association, as liquidity agent.

         Liquidity Bank: Each liquidity bank that is a party to the Liquidity Agreement.

         Loan: All amounts advanced by CAC under a Dealer Agreement and payable from Collections, including servicing charges, insurance charges and service policies and all related finance charges, late charges, and all other fees and charges charged to customers; provided, however, that the term "Loan" shall, for the purposes of this Agreement, include only those

Loans identified from time to time on Schedule V hereto, as amended from time to time in accordance herewith.

         Loan Loss Reserve: The loan loss reserve, calculated in accordance with CAC's periodic analysis of the performance of each Dealer, maintained against certain Loans of such Dealer, equal to that portion of such Loans not expected to be recovered through Collections on the related Contracts.

         Material Adverse Effect: With respect to any event or circumstance, means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Originator, the Servicer or the Borrower, (b) the validity, enforceability or collectibility of this Agreement or any other Transaction Document or the validity, enforceability or collectibility of the Loans, (c) the rights and remedies of the Deal Agent, the Collateral Agent or Secured Parties, (d) the ability of the Borrower, the Originator or the Servicer to perform its obligations under this Agreement or any Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent's or any Secured Party's interest in the Collateral.

         Material Debt:  Defined in Section 6.11(i).

         Monthly Report:  Defined in Section 6.5(a).

         Moody's:  Moody's Investors Service, Inc., and any successor thereto.

         Multiemployer Plan: A "multiemployer plan" as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

         Net Advance Rate:  69%

         Net Loan Balance: With respect to any Loan, the excess of the related Outstanding Balance over the related Loan Loss Reserve.

         Net Yield Percentage: For any Collection Period, the ratio, expressed as a percentage, the numerator of which is equal to the product of (i) 12 and
(ii) amounts distributed under Section 2.7(a)(vii) and (ix) and the denominator of which is equal to the Capital as of the first day of such Collection Period.

         Note:  The Note of the Borrower, issued to the Deal Agent pursuant to
Section 2.1(c) hereof substantially in the form of Exhibit I hereto.

         Obligor: With respect to any Loan, Dealer Agreement or Contract, the Person or Persons obligated to make payments with respect to such Dealer Agreement, Loan or Contract, respectively, including any guarantor thereof.

         Officer's Certificate: A certificate signed by any officer of the Borrower or the Servicer, as the case may be, and delivered to the Collateral Agent.

         Opinion of Counsel: A written opinion of counsel, which opinion and counsel are reasonably acceptable to the Deal Agent.

         Optional Take-Out:  Defined in Section 2.16.

         Originator:  Defined in the preamble of this Agreement.

         Outstanding Balance:

         (i) With respect to any Contract on any date of determination, all amounts owing under such Contract (whether considered principal or as finance charges) on such date of determination. The Outstanding Balance with respect to a Contract shall be deemed to have been created at the end of the day on the Date of Processing of such Contract, which shall be greater than or equal to zero; and

        (ii) with respect to any Loan on any date of determination, the aggregate amount advanced under such Loan plus all collection costs owed to CAC under and as defined in the related Dealer Agreement less all Collections applied through such date of determination in accordance with the related Dealer Agreement to the reduction of the balance of such Loan, which shall be greater than or equal to zero.

         Overconcentration Contract: With respect to any Dealer, the amount by which the aggregate Outstanding Balance of all Contracts related to such Dealer, calculated on the Funding Date exceeds the Dealer Concentration Limit described in clause (ii) thereof.

         Overconcentration Loan: With respect to any Dealer, the amount by which the aggregate Net Loan Balance related to such Dealer, calculated on the Funding Date, exceeds the Dealer Concentration Limit described in clause (i) thereof.

         Payment Date: The twelfth (12th) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

         Payment Rate: With respect to any Collection Period, the ratio, expressed as a percentage, the numerator of which is equal to the sum of Interest Collections and Principal Collections received during such Collection Period and the denominator of which is equal to the Aggregate Outstanding Eligible Loan Net Balance as of the first day of such Collection Period.

         Permitted Investments: Any one or more of the following types of investments:

         (a) marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States of America and that have a maturity of not more than 270 days from the date of acquisition;

         (b) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States and that have a maturity of not more than 270 days from the date of acquisition;

         (c) bankers' acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which are rated of least A-1 by S&P and P-1 by Moody's;

         (d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above;

         (e) commercial paper rated at least A-1 by S&P and P-1 by Moody's; and

         (f) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least A-1 by S&P and P-1 by Moody's.

         Permitted Liens: Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable and Liens granted pursuant to by the Transaction Documents and with respect to the Contracts, the second priority lien of the related Dealer therein as set forth in the related Dealer Agreement.

         Person: An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

         Pool: An identifiable group of Loans related to a particular Dealer Agreement identified on Schedule IX hereto.

         Prime Rate: The rate announced by Wachovia from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wachovia in connection with extensions of credit to debtors.

         Principal Collections: All Collections which are not: Income Collections, Dealer Collections or amounts received under any Hedging Agreement.

         Proceeds: With respect to any portion of the Collateral, whatever is receivable or received when such portion of Collateral is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating thereto.

         Program Fee:  As defined in the Fee Letter.

         Program Fee Rate: On any day, the rate set forth in the Fee Letter as the "Program Fee Rate."

         Qualified Institution:  Defined in Section 6.7(a).

         Rating Agency: Each of S&P, Moody's and any other rating agency that has been requested to issue a rating with respect to the commercial paper notes issued by the Issuer.

         Recency Basis: The method of aging a Contract, pursuant to which the delinquency of a Contract is determined based upon the number of days elapsed since the date the last payment was received.

         Records: The Dealer Agreements, Contracts, Contract Files and all other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related contracts, records and other media for storage of information) maintained with respect to the Loans and the Contracts and the related Obligors.

         Reference Bank: Any bank that furnishes information for purposes of determining the Adjusted Eurodollar Rate.

         Recoveries: All amounts, if any, received in respect of the Collateral by the Servicer or CAC with respect to Defaulted Contracts.

         Register:  Defined in Section 13.1(c).

         Related Security: With respect to any Loan all of CAC's and the Borrower's interest in:

                  (i) the Dealer Agreements and Contracts securing payment of such Loan;

                  (ii) all security interests or liens purporting to secure payment of such Loan, whether pursuant to such Loan, the related Dealer Agreement or otherwise, together with all financing statements signed by the related Obligor describing any collateral securing such Loan and all other property obtained upon foreclosure of any security interest securing payment of such Loan or any related Contract;

                  (iii) all guarantees, insurance (including insurance insuring the priority or perfection of any lien) or other agreements or arrangements of any kind from time to time supporting or securing payment of each Contract whether pursuant to such Contract or otherwise, including any of the foregoing relating to any Contract securing payment of such Loan;

                  (iv) all of the Borrower's interest in all Records, documents and writing evidencing or related to such Loan;

                  (v) all rights of recovery of the Borrower against the Originator;

                  (vi) all Collections (other than Dealer Collections), the Collection Account, the Reserve Account, and all amounts on deposit therein and investments thereof;

                  (vii) all of the Borrower's right, title and interest in and to (but not its obligations under) any Hedging Agreement and any payment from time to time due thereunder;

                  (viii) all of the Borrower's right, title and interest in and to the Contribution Agreement and the assignment to the Deal Agent of all UCC financing statements filed by the Borrower against the Originator under or in connection with the Contribution Agreement; and

                  (ix)     the Proceeds of each of the foregoing.

         Release Amount:  As defined in Section 4.5(b).

         Release Date:  As defined in Section 4.5(b).

         Release Price:  As defined in Section 4.5(a).

         Released Contract Price:  As defined in Section 4.5(c).

         Required Investors: At a particular time, Investors with Commitments in excess of 50% of the Facility Limit.

         Required Reports: Collectively, the Monthly Report and the quarterly financial statement of the Servicer required to be delivered to the Deal Agent pursuant to Section 6.5 hereof.

         Required Reserve Account Amount: With respect to any date of determination an amount equal to the product of (i) 2.0% and (ii) the Facility Limit then in effect (after the application of funds pursuant to Section 2.7 on the related Payment Date); provided, however, the Required Reserve Account Amount shall at no time be less than $250,000.

         Reserve Account: The segregated trust account established at the Collateral Agent for the benefit of the Secured parties, established pursuant to
Section 6.7(a).

         Reserve Advance:  Defined in Section 2.7(c)(i).

         Responsible Officer: As to any Person any officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Retransfer Amount:  Defined in Section 4.5(b).

         S&P: Standard & Poor's, a division of The McGraw Hill Companies, Inc., and any successor thereto.

         Secured Party: (i) The Deal Agent and each Lender and (ii) each Hedge Counterparty that is either a Lender or an Affiliate of a Lender if that Affiliate is a Hedge Counterparty executes a counterpart of this Agreement agreeing to be bound by the terms of this Agreement applicable to a Secured Party.

         Servicer: CAC, the Backup Servicer or any other Successor Servicer, appointed in accordance with the terms hereof.

         Servicer Advance:  An advance made by the Servicer pursuant to
Section 2.7(c)(ii).

         Servicer Fee Rate: If the Servicer is (i) CAC 6.00% and (ii) if the Backup Servicer, the lesser of (x) 10.00% and (y) the Monthly Servicing Fee (expressed as a percentage of Collections for the related Collection Period), as defined in the Backup Servicing Agreement.

         Servicer Termination Event:  Defined in Section 6.11.

         Servicer Termination Notice:  Defined in Section 6.11.

         Servicing Fee:  Defined in Section 2.12(b).

         Solvent: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair salable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;
(d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital.

         Structuring Fee:  The structuring fee set forth in the Fee Letter.

         Subsidiary: A corporation of which the Originator and/or its Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

         Successor Servicer:  Defined in Section 6.12(a).

         Tape:  Defined in Section 7.2(b)(ii).

         Taxes: Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

         Termination Date: The earliest of (a) the date that the Liquidity Agreement shall cease to be in full force and effect, (b) the date of the occurrence of a Termination Event pursuant to Section 10.1, and (c) the Commitment Termination Date.

         Termination Event:  Defined in Section 10.1.

         Transaction Documents: This Agreement, the Contribution Agreement, the Liquidity Agreement, each Hedging Agreement, the Fee Letter, the Backup Servicing Agreement and any additional document the execution of which is necessary or incidental to carrying out the terms of the foregoing documents.

         UCC: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

         United States:  The United States of America.

         Unmatured Termination Event: Any event that, with the giving of notice or the lapse of time, or both, would become a Termination Event.

         Unreimbursed Servicer Advances: At any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Servicer has not been reimbursed as of such time pursuant to Section 2.7.

         Unsatisfactory Audit: The occurrence of both (i) any audit exceptions resulting from any audit, inspection or review pursuant to Section 6.1(c),
Section 6.2(e) or Section 6.9, which, in the reasonable judgment of the Deal Agent, would have a material adverse effect on the ability of the Servicer to identify and allocate Collections and (ii) the Payment Rate averaged for the three most recent Collection Periods is less than or equal to 6.0%.

         Weighted Average Total Advance Rate: With respect to any Collection Period, the ratio (expressed as a percentage) the numerator of which is equal to the Aggregate Outstanding Eligible Loan Balance as of the last day of such Collection Period, and the denominator of which is equal to the aggregate Outstanding Balance of all Eligible Contracts, as of the last day of such Collection Period.

Weighted Average Performing Advance Rate: With respect to any Collection Period, the ratio (expressed as a percentage) the numerator of which is equal to Capital as of the Payment Date immediately following such Collection Period, and the denominator of which is equal to the aggregate Outstanding Balance of all Eligible Contracts less the Outstanding Balance of all Defaulted Contracts, as of the last day of such Collection Period.

         Yield: For the Capital with respect to any Accrual Period, the sum of the products (for each day during such Accrual Period) of:

                                          YR x C x  1
                                                   -----
                                                    360

         where:

                  C    =    the outstanding principal amount of the Advance; and

                  YR   =    the Yield Rate applicable on such day;

provided, however, that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

         Yield Rate: For any Accrual Period and for the aggregate principal amount of the Advance allocated to such Accrual Period:

         (a) to the extent the relevant Lender funded the Advance through the issuance of commercial paper, a rate equal to the CP Rate, or

         (b) to the extent the relevant Lender did not fund the Advance through the issuance of commercial paper, a rate equal to the Alternative Rate;

         provided, however, the Yield Rate shall be the Base Rate for any Accrual Period for any portion of the Advance as to which (1) VFCC has funded the acquisition or maintenance thereof by the assignment of an interest therein to any Liquidity Bank under the Liquidity Agreement on any day other than the first day of such Accrual Period and without giving such Liquidity Bank(s) at least two Business Days' prior notice of such assignment or (2) any Investor has funded the acquisition thereof on any day other than the first day of such Accrual Period and without such Investor(s) having received at least two Business Days' prior notice of such funding pursuant to the provisions of
Section 2.1(a).

         Section 1.2 Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not used but specifically defined herein, are used herein as defined in such Article 9.

         Section 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         Section 1.4 Interpretation. In each Transaction Document, unless a contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

                  (iii)    reference to any gender includes each other gender;

                  (iv) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

                  (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

                                   ARTICLE II
                                THE LOAN FACILITY

         Section 2.1       Funding of the Advance; Grant of Security Interest.

         (a)      (i)      On the terms and conditions hereinafter set forth
(including, without limitation, the conditions set forth in Section 3.1), the Borrower may, at its option, request a single advance (the "Advance" or the "Funding"). The Deal Agent may act on behalf of and for the benefit of the Lenders in this regard. VFCC may, in its sole discretion, make the Advance, or if VFCC shall decline to make the Advance, the Liquidity Agent shall make the Advance on behalf of the Investors. Under no circumstances shall any Lender make the Advance if, after giving effect to such Advance, the aggregate Capital outstanding hereunder would exceed the Initial Facility Limit. The Borrower hereby acknowledges that after the Advance has been made, the Lenders shall have no obligation to advance any amounts hereunder and the Borrower shall have no right to request further advances.(i)

                  (ii) The Advance hereunder shall be requested by the Borrower delivering to the Deal Agent (with a copy to the Collateral Agent) the duly completed Funding Notice no later than 5:00 p.m. (Charlotte, North Carolina time) at least two (2) Business Days prior to the proposed Funding Date. The Funding Notice shall: (i) specify the desired amount of the Funding which amount must not exceed the Initial Facility Limit; (ii) specify the date of such Funding: and (iii) include a representation that all conditions precedent for the Funding described in Article III hereof have been met. The Funding Notice shall be irrevocable.

                  (iii) Following receipt of the Funding Notice, the Deal Agent will consult with VFCC in order to assist VFCC in determining whether or not to make the Advance. If VFCC decides in its sole discretion that it isunwilling or unable to make the proposed Advance, the Investors will make the Advance. On the date of the Advance, VFCC or each Investor shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Borrower in same day funds, at such bank or other location reasonably designated by the Borrower in the Funding Notice given pursuant to this

         Section 2.1(a), an amount equal to the lesser of (A) the amount requested by the Borrower for the Advance or (B) the Initial Facility Limit.

         (b) The Borrower may, within 60 days, but no later than 45 days, prior to the then existing Commitment Termination Date, by written notice to the Deal Agent, make written request for VFCC and the Investors to extend the Commitment Termination Date for an additional period of 364 days. The Deal Agent will give prompt notice to VFCC and each of the Investors of its receipt of such request for extension of the Commitment Termination Date. VFCC and each Investor shall make a determination, in their sole discretion, not less than 15 days prior to the then applicable Commitment Termination Date as to whether or not it will agree to extend the Commitment Termination Date; provided, however, that the failure of VFCC or any Investor to make a timely response to the Borrower's request for extension of the Commitment Termination Date shall be deemed to constitute a refusal by VFCC or the Investor, as the case may be, to extend the Commitment Termination Date. The Commitment Termination Date shall only be extended upon the consent of both (i) VFCC and (ii) 100% of the Investors.

         (c)      The Note.

                  (i) The Borrower's obligation to pay the principal of and interest on all amounts advanced by the Lenders pursuant to the Funding shall be evidenced by a single promissory note of the Borrower (the "Note") which shall: (1) be dated the Closing Date; (2) be in the stated principal amount equal to the Initial Facility Limit (as reflected from time to time on the grid attached thereto); (3) bear interest as provided therein; (4) be payable to the order of the Deal Agent for the account of the Lenders, and mature on September 30, 2004; and (5) be substantially in the form of Exhibit I hereto, with blanks appropriately completed in conformity herewith. The Deal Agent shall, and is hereby authorized to, make a notation on the schedule attached to the Note of the date and the amount of the Funding and the date and amount of the payment of principal thereon, and prior to any transfer of the Note, the Deal Agent shall endorse the outstanding principal amount of the Note on the schedule attached thereto; provided, however, that failure to make such notation shall not adversely affect any Lender's rights with respect to the Note.

                  (ii) Although the Note shall be dated the Closing Date, interest in respect thereof shall be payable only for the periods during which amounts are outstanding thereunder. In addition, although the stated principal amount of the Note shall be equal to the Initial Facility Limit, the Note shall be enforceable with respect to the Borrower's obligation to pay the principal thereof only to the extent of the unpaid principal amount of the Capital outstanding thereunder at the time such enforcement shall be sought.

         Section 2.2.       Acceptance by Collateral Agent.

         (a) (i) As security for the prompt and complete payment of the Note and the performance of all of the Borrower's obligations under the Note, this Agreement and the other Transaction Documents, the Borrower hereby grants to the Collateral Agent, for the benefit of the Secured Parties, without recourse except as provided herein, a security interest in and continuing Lien on all of the Borrower's property (whether now owned or hereafter acquired or arising, and wherever located) including, without limitation, all of its right, title and interest to: (i) the Loans, Dealer Agreements and Contracts, and all monies due or to become due in payment thereupon on and after the Cut-Off Date, including but not limited to all Collections; (ii) all Related Security; and
(iii) all income and Proceeds of the foregoing (collectively, the "Collateral"). The foregoing pledge does not constitute an assumption by the Collateral Agent of any obligations of the Borrower to Obligors or any other Person in connection with the Collateral or under any agreement or instrument relating to the Collateral, including, without limitation, any obligation to make future advances to or on behalf of such Obligors.(i)

                  (ii) In connection with such grant, the Borrower agrees to record and file, at its own expense, financing statements with respect to the Collateral now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the first priority security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Collateral Agent and the Deal Agent on or prior to the Funding Date. In addition, the Borrower and the Servicer agree to clearly and unambiguously mark their respective general ledgers and all accounting records and documents and all computer tapes and records to show that the Collateral, including that portion of the Collateral consisting of the Dealer Agreements listed on Schedule IX hereto, the Loans and the related Contracts and the rights to payment under the related Dealer Agreements, has been pledged to the Collateral Agent for the benefit of the Secured Parties hereunder.

                  (iii) In connection with such pledge, the Borrower agrees to deliver to the Collateral Agent on the Closing Date, one or more computer files containing true and complete lists of all Dealer Agreements, Pools and Loans securing the payment of the Note and amounts due under the Transaction Documents and all of the Borrower's obligations under the Note and the Transaction Documents as of the Funding Date, and all Contracts securing all such Loans, identified by account number, dealer number, and pool number and Outstanding Balance as of the Funding Date. Such file shall be marked as Schedule V hereto, shall be delivered to the Collateral Agent as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement.

                  (iv) In connection with such pledge, each of the Borrower, CAC and the Servicer also agrees, within 90 days of the Closing Date, to clearly mark each Contract or Contract folder securing a Loan with the following legend: "THIS AGREEMENT HAS BEEN PLEDGED TO WACHOVIA SECURITIES, INC., AS COLLATERAL AGENT FOR THE BENEFIT OF CERTAIN SECURED PARTIES". Such legend shall be in bold, in type face at least as large as 12 point and shall be entirely in capital letters.

         (b) The Collateral Agent hereby acknowledges its acceptance, on behalf of the Secured Parties, of the pledge by the Borrower of the Loans and all other Collateral. The Collateral Agent further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Borrower delivered to the Collateral Agent the computer file or microfiche list represented by the Borrower to be the computer file or microfiche list described in Section 2.2(a)(iii).

         (c) The Collateral Agent hereby agrees not to disclose to any Person (including any Secured Party) any of the account numbers or other information contained in the computer files or microfiche lists delivered to the Collateral Agent by the Borrower pursuant to Section 2.2(a)(iii), except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Secured Parties or to a Successor Servicer; provided, however, that notwithstanding anything to the contrary in this Agreement, the Collateral Agent may reply to a request from any Person for a list of Loans, Dealer Agreements, Contracts or other information referred to in any financing statement. The Collateral Agent agrees to take such measures as shall be necessary or reasonably requested by the Borrower to protect and maintain the security and confidentiality of such information. The Collateral Agent shall provide the Borrower with written notice five Business Days prior to any disclosure pursuant to this subsection 2.2(c).

         Section 2.3.     [Reserved.]

         Section 2.4. Determination of Yield. The Deal Agent shall initially determine the applicable Yield Rate and the Yield (including unpaid Yield, if any, due and payable on a prior Payment Date) to be paid by the Borrower with respect to the Advance on each Payment Date for the related Accrual Period and shall advise the Servicer thereof on the third Business Day prior to such Payment Date. Prior to the next succeeding Payment Date, the Deal Agent shall redetermine the applicable Yield Rate and Yield (including unpaid Yield, if any, due and payable on a prior Payment Date) for the prior Accrual Period and the difference, if any, between (i) the Yield Rate and Yield as initially determined for such Accrual Period and (ii) the Yield Rate and Yield as redetermined on the Payment Date for such Accrual Period. The amount owed in respect of the Yield for the next succeeding Accrual Period, as initially determined by the Deal Agent, shall be either increased or decreased, if necessary and as appropriate, to reflect such difference in the Yield for the most recently completed Accrual Period.

         Section 2.5.      [Reserved].

         Section 2.6. Actions with Respect to Advance. The Deal Agent may, with the consent of the Lender that has funded the Advance, take any of the following actions at any time with respect to the Advance: (i) divide the Advance funded by such Lender into two or more portions of having aggregate Capital equal to the Capital of such divided Advance or (ii) combine one portion of the Advance funded by such Lender with another portion of the Advance funded by such Lender with an Accrual Period ending on the same day, creating a new Advance having Capital equal to the Capital of the two portions of Advances combined.

         Section 2.7. Settlement Procedures. (a) On each Payment Date, the Servicer shall determine, the portion of Available Funds which are Income Collections with respect to such Payment Date and shall so notify the Collateral Agent. On such Payment Date, the Collateral Agent shall withdraw such amount of Income Collections and any Excess Reserve Amount, Reserve Advances and Servicer Advances and investment earnings on amounts on deposit in the Collection Account from the Collection Account and allocate and distribute such amounts to the applicable Person in the following order of priority:


                  (i) FIRST, to the Servicer, an amount equal to any Unreimbursed Servicer Advances;

                  (ii) SECOND, to the Servicer, an amount equal to any accrued and unpaid Servicing Fees due in respect of such Payment Date and any Servicing Fees unpaid from any prior Payment Date; provided, however, if the Servicer has been replaced pursuant to Section 6.12 such amount shall not exceed the Capped Servicing Fee;

                  (iii) THIRD, to the extent not paid by CAC in accordance with the terms of the Backup Servicing Agreement, to the Backup Servicer so long as it has not become the Servicer hereunder, an amount equal to any accrued and unpaid Backup Servicing Fee due in respect of such Payment Date and any unpaid Backup Servicing Fee from any prior Payment Date;

                  (iv) FOURTH, (X) to the Deal Agent for the account of the Lenders, an amount equal to the sum of any accrued and unpaid (A) Yield and Breakage Costs, (B) the Program Fee and (C) Increased Costs, Indemnified Amounts and any Additional Amounts due in respect of such Payment Date and any such amounts unpaid from any prior Payment Date and (Y) to the Hedge Counterparty, any accrued and unpaid Hedge Costs (exclusive of any termination payments) in respect of such Payment Date and any unpaid Hedge Costs from any prior Payment Date;

                  (v) FIFTH, to the Backup Servicer, any Servicing Fee due in respect of such Payment Date, to the extent not paid pursuant to clause SECOND above and any such Servicing Fee unpaid from any prior Payment Date;

                  (vi) SIXTH, to the Reserve Account, an amount equal to any outstanding Reserve Advances;

                  (vii) SEVENTH, all remaining amounts (i) first, to the Deal Agent for the account of the Lenders in an amount equal to the outstanding Capital until Capital has been reduced to zero and (ii) second, to the Deal Agent for the account of any other applicable Person, in an amount equal to all other Aggregate Unpaids until paid in full;

                  (viii) EIGHTH, to the Backup Servicer, any Monthly Servicing Fee (as defined in the Backup Servicing Agreement) owed to the Backup Servicer due in respect of such Payment Date and any unpaid Monthly Servicing Fee (as defined in the Backup Servicing Agreement) from any prior Payment Date and not paid pursuant to clauses (i) or (v); and

                  (ix)     NINTH, to the Borrower any remaining amounts.

         (b) On each Payment Date, the Servicer shall determine the portion of Available Funds which are Principal Collections and shall so notify the Collateral Agent. On such Payment Date, the Collateral Agent shall withdraw such amount of Principal Collections and any Excess Reserve Amount, Reserve Advances and Servicer Advances and the amounts described in clauses (iii) and (iv) of Available Funds from the Collection Account and allocate and distribute such amounts to the applicable Person, in the following order of priority:

                  (i) FIRST, to the Deal Agent (X) for payment to the Lenders an amount equal to any accrued and unpaid Carrying Costs due in respect of such Payment Date and any

         Carrying Costs unpaid from any prior Payment Date and (Y) to the Hedge Counterparty, an amount equal to any accrued and unpaid Hedge Costs (exclusive of any termination payments) due in respect of such Payment Date and any Hedge Costs (exclusive of any termination payments) unpaid from any prior Payment Date;

                  (ii) SECOND, to the Deal Agent for payment to the Lenders, all remaining amounts, in reduction of the aggregate Capital until Capital has been reduced to zero;

                  (iii) THIRD, to the Backup Servicer, any Monthly Servicing Fee (as defined in the Backup Servicing Agreement) owed to the Backup Servicer due in respect of such Payment Date and any unpaid Monthly Servicing Fee (as defined in the Backup Servicing Agreement) from any prior Payment Date and not paid pursuant to Section 2.7(a).

                  (iv) FOURTH, to the Deal Agent for payment to the Lenders, the Affected Parties, the Backup Servicer or the Indemnified Parties, as applicable, all other Aggregate Unpaids (other than Capital) then due to such party under this Agreement; and

                  (v) FIFTH, upon the payment in full of all Aggregate Unpaids, first, to the Servicer, any Re-Liening Expenses and second, to the Borrower any remaining amounts.

         (c)      (i)      If on any Payment Date the amount paid pursuant to
Section 2.7(b)(i) is insufficient to cover all Carrying Costs due, on such Payment Date the Collateral Agent shall withdraw from the Reserve Account an amount equal to such shortfall (such withdrawal, a "Reserve Advance") and deposit such amount to the Collection Account. The Collateral Agent shall pay such amount to the Deal Agent for payment to the Lenders.(i)

                  (ii) If on any Payment Date the amount on deposit in the Reserve Account is insufficient to pay the insufficiency set forth in
         Section 2.7(c)(i), on or prior to 9:00 a.m. (Charlotte, North Carolina time) the Servicer shall deposit to the Collection Account an amount equal to such insufficiency (each, a "Servicer Advance"), and the Collateral Agent shall pay such amount to the Deal Agent for payment to the Lenders. The Servicer shall not be required to make any Servicer Advance to the extent it does not reasonably deem such amount to be recoverable from future collections on the Loans.


                  (iii)    If on any Payment Date the amount paid pursuant to
         Section 2.7(b)(ii) is insufficient to reduce Capital to zero, the Deal Agent, in its sole discretion, may direct the Collateral Agent to withdraw any or all of the amount on deposit in the Reserve Account, and pay such amount to the Deal Agent, for payment to the Lenders.

         Section 2.8.      [Reserved.]

         Section 2.9.      Collections and Allocations.

         (a) Collections. The Servicer shall transfer, or cause to be transferred, all Collections on deposit in the form of available funds in the CAC Payment Account to the Collection Account by the close of business on the second Business Day such Collections are received therein. The Servicer shall promptly (but in no event later than the second Business Day after the receipt thereof) deposit all Collections received directly by it in the Collection Account.

         The Servicer shall make such deposits or payments on the date indicated therein by wire transfer, in immediately available funds.

         (b) Initial Deposits. On the Funding Date, the Servicer will deposit (in immediately available funds) into the Collection Account all Collections received after the applicable Cut-Off Date and through and including the Funding Date, in respect of the Loans.

         (c) Investment of Funds. (i) Until the occurrence of a Termination Event or Unmatured Termination Event, to the extent there are uninvested amounts on deposit in the Collection Account and the Reserve Account, all amounts shall be invested as set forth in Section 6.7(c).(i)

                  (ii) On the date on which Capital is reduced to zero and all Aggregate Unpaids have been indefeasibly paid in full and all Collateral is released from the Lien of this Agreement, any amounts on deposit in the Reserve Account shall be released to the Borrower.

         (d) Allocation of Collections Between Principal Collections and Income Collections. The Servicer will allocate Collections monthly in accordance with the actual amount of Income Collections and Principal Collections received. The Servicer shall determine each month the amount of Collections received during such month which constitutes amounts which, pursuant to the terms of any Dealer Agreement, are required to be remitted to the applicable Dealer (such collections, "Dealer Collections") and shall so notify the Collateral Agent. Notwithstanding any other provision hereof, the Collateral Agent, at the direction of the Servicer, shall distribute to the Borrower on each Payment Date an amount equal to the aggregate amount of Dealer Collections received during or with respect to the prior Collection Period prior to the distribution of Available Funds pursuant to Section 2.7.

         Section 2.10.     Payments, Computations, Etc.

         (a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Charlotte, North Carolina time) on the day when due in lawful money of the United States in immediately available funds to the Agent's Account. The Borrower shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder 2.0% per annum above the Base Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be retained by the Deal Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Deal Agent of such overdue amount to the Secured Parties, in which case such interest accruing after such date shall be for the account of, and distributed by the Deal Agent, to the Secured Parties. All computations of interest and all computations of Yield and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

         (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield, interest or any fee payable hereunder, as the case may be.

         (c)      If the Advance requested by the Borrower for the Funding
Date and approved by a Lender and the Deal Agent pursuant to Section 2.1, is not, for any reason made or effectuated, as the case may be, on the requested Funding Date, the Borrower shall indemnify such Lender against any reasonable loss, cost or expense incurred by such Lender, including, without limitation, any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by such Lender), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain the Funding.

         Section 2.11.     [Reserved.]

         Section 2.12.     Fees.

         (a) The Borrower shall pay to the Deal Agent from the Collection Account on each Payment Date, monthly in arrears, the Program Fee agreed to between the Borrower and the Deal Agent in the Fee Letter.

         (b) The Servicer shall be entitled to receive a fee (the "Servicing Fee"), monthly in arrears in accordance with Section 2.7(a), which fee shall be equal to the product of (i) the Servicer Fee Rate and (ii) Collections (exclusive of amounts received under any Hedging Agreement).

         (c) The Backup Servicer shall be entitled to receive the Backup Servicing Fee in accordance with Section 2.7(a).

         (d) The Borrower shall pay to the Deal Agent, on the Closing Date, the Structuring Fee and reasonable out-of-pocket expenses in immediately available funds.

         (e) The Borrower shall pay to Dechert, as counsel to the Deal Agent, on the Closing Date, its estimated reasonable fees and out-of-pocket expenses in immediately available funds and shall pay all additional reasonable fees and out-of-pocket expenses of Dechert within ten (10) Business Days after receiving an invoice for such amounts.

         Section 2.13.     Increased Costs; Capital Adequacy; Illegality.

         (a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by an Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), shall (A) subject an Affected Party to any Tax (except for Taxes on the overall net income of such Affected Party), duty or other charge with respect to the Advance made by it hereunder, or any right to make the Funding hereunder, or on any payment made hereunder, (B) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Yield), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) impose any other condition affecting the Advance made by it hereunder or a Lender's rights hereunder, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

         (b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or
(ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other governmental authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction. For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adoption, change, request or directive subject to this subsection 2.13(b).

         (c) If as a result of any event or circumstance similar to those described in clauses (a) or (b) of this section, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of the Advance hereunder, then within ten days after demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

         (d) In determining any amount provided for in this section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this section shall submit to the Servicer a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent demonstrable error.

         (e) If a Lender shall notify the Deal Agent that a Eurodollar Disruption Event as described in clause (a) of the definition of "Eurodollar Disruption Event" has occurred, the Deal Agent shall in turn so notify the Borrower, whereupon all Capital in respect of which Yield accrues at the Adjusted Eurodollar Rate shall immediately be converted into Capital in respect of which Yield accrues at the Base Rate.

         Section 2.14.     Taxes.

         (a) All payments made by an Obligor in respect of each Loan and each Contract and all payments made by the Borrower or the Servicer under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes. If any Taxes are required to be withheld from any amounts payable to the Deal Agent, the Liquidity Agent or any Secured Party, then the amount payable to such Person will be increased (such increase, the "Additional Amount") such that every net payment made under this Agreement after withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on a Lender or the Deal Agent, respectively, with respect to payments required to be made by the Borrower or Servicer under this Agreement, by a taxing jurisdiction in which such Lender or Deal Agent is organized, conducts business or is paying taxes as of the Closing Date (as the case may be).

         (b) The Borrower will indemnify each Affected Party for the full amount of Taxes payable by such Person in respect of Additional Amounts and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. All payments in respect of this indemnification shall be made within ten days from the date a written invoice therefor is delivered to the Borrower.

         (c) The Borrower will notify the Deal Agent on a quarterly annual basis of any payments by the Borrower in respect of any Taxes, not including those Taxes paid by CAC on a consolidated basis.

         (d) If a Lender is not created or organized under the laws of the United States or a political subdivision thereof, such Lender shall deliver to the Borrower, with a copy to the Deal Agent, (i) within 15 days after the date hereof, or, if such Lender becomes a Lender after the Closing Date, the date on which such Lender becomes a Lender hereunder, two (or such other number as may from time to time be prescribed by Applicable Laws) duly completed copies of IRS Form W-8BEN or Form W-8ECI (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Laws), as appropriate, to permit the Borrower to make payments hereunder for the account of such Lender, as the case may be, without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.14(d), copies (in such numbers as may from time to time be prescribed by Applicable Laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Laws or regulations to permit the Borrower to make payments hereunder for the account of such Lender, without deduction or withholding of United States federal income or similar Taxes.

         (e) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to the Lenders in connection with this Agreement or the funding or maintenance of the Funding hereunder, the Lenders are required to compensate a bank or other financial institution in respect of Taxes under circumstances similar to those described in this section then within 10 days after demand by the Lenders, the Borrower shall pay to the Lenders such additional amount or amounts as may be necessary to reimburse the Lenders for any amounts paid by them.

         (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this section shall survive the termination of this Agreement.

         Section 2.15. Assignment of the Contribution Agreement. The Borrower hereby assigns to the Deal Agent, for the ratable benefit of the Secured Parties hereunder, all of the Borrower's right, title and interest in and to, but none of its obligations under, the Contribution Agreement. The Borrower confirms that the Deal Agent on behalf of the Secured Parties shall have the sole right to enforce the Borrower's rights and remedies under the Contribution Agreement for the benefit of the Secured Parties.

         Section 2.16.     Optional Take-Out.

         (a) On any Business Day (the "Optional Take-Out Date"), the Borrower shall have the right to prepay all of the aggregate Capital and require the Deal Agent to release its security interest and Lien on the related Contracts and Loans (the "Optional Take-Out"), subject to the following terms and conditions:

                  (i) The Borrower shall have given the Deal Agent and the Servicer at least five (5) Business Days' prior written notice of its intent to effect the Optional Take-Out, which notice shall be irrevocable; provided however, failure to effect such Optional Take-Out on the Optional Take-Out Date shall not result in a Termination Event, but the Borrower shall be obligated to pay any Breakage Costs and any other losses incurred by the Lenders in connection therewith;

                  (ii) Unless the Optional Take-Out is to be effected on a Payment Date (in which case the relevant calculations with respect to such Optional Take-Out shall be reflected on the applicable Monthly Report), the Servicer shall deliver to the Deal Agent a Servicer's Optional Take-Out Certificate, together with evidence to the reasonable satisfaction of the Deal Agent (which evidence may consist solely of the Servicer's Optional Take-Out Certificate) that the Borrower shall have sufficient funds on the related Optional Take-Out Date to effect the contemplated Optional Take-Out in accordance with this Agreement. In effecting the Optional Take-Out, the Borrower may use the proceeds of sales of the Loans (which sales must be made in arm's-length transactions to Persons other than the Originator);

                  (iii) After giving effect to the Optional Take-Out and the release to the Borrower of the Loans and related Contracts on the Optional Take-Out Date, (x) the representations and warranties contained in Section 4.1 and 4.2 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date and (y) neither an Unmatured Termination Event nor a Termination Event shall have resulted.

                  (iv) On the Optional Take-Out Date, the Collateral Agent shall have received, for the benefit of the Secured Parties and the Hedge Counterparties, as applicable, in immediately available funds, an amount equal to the sum of: (A) the aggregate outstanding Capital plus (B) an amount equal to all unpaid Yield (including Yield not yet accrued) to the end of the Accrual Period plus (C) an aggregate amount equal to the sum of all other amounts due and owing to the Deal Agent, the Lenders, the Backup Servicer and the Hedge Counterparties, as applicable, under this Agreement and the other Transaction Documents, to the extent accrued to such date and to accrue thereafter (including, without limitation, Breakage Costs and Hedge Costs) plus (D) any outstanding Servicer Advances plus (E) all other Aggregate Unpaids. No such reduction shall be given effect unless the Borrower has complied with the terms of any Hedging Agreement requiring that any derivative transaction related thereto be terminated in whole or in part as a result of any such reduction in the Capital and Borrower has paid all Hedge Costs due to the relevant Hedge Counterparty for any such termination.

                  (v) Upon receipt of the amount set forth in Section 2.16(a)(iv), the Collateral Agent shall apply such amounts first to the pro-rata reduction of the Capital, second to the payment of accrued Yield on the amount of Capital to be repaid and to the payment of any Breakage Costs, by paying such amounts to the Lenders, and third to pay any Hedge Costs related to such reduction of the Capital due to the relevant Hedge Counterparty, and fourth to pay all other Aggregate Unpaids related to such reduction of the Capital due to the relevant party.

         (b) The Borrower hereby agrees to pay the reasonable legal fees and expenses of the Deal Agent and the Lenders in connection with any Optional Take-Out (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, the Lenders and any other party having such an interest in the Loans in connection with such Optional Take-Out).

         (c) In connection with any Optional Take-Out, on the related Optional Take-Out Date, the Collateral Agent, on behalf of the Lenders, shall, at the expense of the Borrower: (i) execute such instruments of release with respect to the portion of the Loans to be released to the Borrower, in favor of the Borrower as the Borrower may reasonably request; (ii) deliver any portion of the Loans to be released to the Borrower in its possession to the Borrower; and
(iii) otherwise take such actions, and cause or permit the Collateral Agent to take such actions, as are necessary and appropriate to release the Lien of the Collateral Agent on the Loans to be released to the Borrower and deliver to the Borrower such Loans.

                                   ARTICLE III
                    CONDITIONS TO THE CLOSING AND THE FUNDING

         Section 3.1. Conditions to the Closing and the Funding. The Closing Date shall not occur and no Lender shall be obligated to make the Advance hereunder, nor shall any Lender, the Deal Agent, the Liquidity Agent, the Backup Servicer or the Collateral Agent be obligated to take, fulfill or perform any other action hereunder, until (i) in the case of the Closing Date, the conditions set forth in clauses (a), (d), (e) and (f) and (ii) in the case of the Funding, all of the following conditions, after giving effect to the proposed Advance, in each case, have been satisfied, in the sole discretion of, or waived in writing by, the Deal Agent:

         (a) (i) Each Transaction Document shall have been duly executed by, and delivered to, the parties hereto and thereto and the Deal Agent shall have received such other documents, instruments, agreements and legal opinions as the Deal Agent shall request in connection with the transactions contemplated by this Agreement, including, without limitation, all those specified in Schedule of Documents attached hereto as Schedule I, each in form and substance satisfactory to the Deal Agent and (ii) the executed Note in the face amount of $75,000,000 shall have been delivered to the Deal Agent.

         (b) The Deal Agent shall have received (i) satisfactory evidence that the Borrower, the Originator and the Servicer have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer's Certificate from each of the Borrower, the Originator and the Servicer in form and substance satisfactory to the Deal Agent affirming that no such consents or approvals are required; it being understood that the acceptance of such evidence or officer's certificate shall in no way limit the recourse of the Deal Agent or any Secured Party against the Borrower, the Originator or Servicer for a breach of its representation or warranty that all such consents and approvals have, in fact, been obtained.

         (c) The Borrower, the Originator and the Servicer shall each be in compliance in all material respects with all Applicable Laws and shall have delivered a Certificate to the Deal Agent as to this and other closing matters.

         (d) The Borrower shall have paid all fees required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letter, and shall have reimbursed each Lender, the Deal Agent and the Collateral Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the attorney fees and any other legal and document preparation costs incurred by any Lender, the Deal Agent and/or the Collateral Agent.

         (e) No Termination Event or Unmatured Termination Event shall have occurred.

         (f) No Servicer Termination Event or any event that, with the giving of notice or the lapse of time, or both, would become a Servicer Termination Event shall have occurred.

         (g) No adverse selection procedures were used by the Borrower with respect to the Loans, Contracts or Dealer Agreements.

         (h) The Borrower shall have deposited to the Reserve Account an amount equal to 2.0% of the Initial Facility Limit.

         (i)      The Hedge Agreement shall be in effect.

         (j) With respect to the Advance, the Servicer shall have delivered to the Deal Agent, on or prior to the date of the Advance in form and substance satisfactory to the Deal Agent, (i) the Funding Notice and (ii) the Contribution Assignment (as defined in the Contribution Agreement) including the Schedule of Loans and Contracts attached thereto, thereto dated within

5 days prior to the date of the Advance and containing such additional information as may be reasonably requested by the Deal Agent;

         (k) On the date of the Advance the following statements shall be true and the Borrower shall be deemed to have certified that, after giving effect to the proposed Advance:

                  (i) The representations and warranties contained in Sections 4.1 and 4.2 are true and correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day;

                  (ii) On and as of such day, after giving effect to the proposed Advance, the outstanding Capital does not exceed the Facility Limit;

                  (iii) On and as of such day, the Borrower, the Originator and the Servicer each has performed all of the agreements contained in this Agreement and the other Transaction Documents to which it is a party to be performed by such person at or prior to such day; and

                  (iv) No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of the Funding by the Lender in accordance with the provisions hereof.

         (l) The Borrower shall have delivered to the Collateral Agent the information described in Section 2.2(a)(iii).

         (m) All financing statements necessary to perfect the Collateral Agent's first priority security interest in the Collateral shall have been filed in the appropriate filing offices.

         (n) (i) All other documents, opinions, certificates and documents listed on Schedule I hereto shall have been delivered to the Deal Agent, in form and substance satisfactory to the Deal Agent and its counsel and (ii) all conditions required to be satisfied in the Contribution Agreement shall have been satisfied.

         (o) The Deal Agent shall have received such other approvals, opinions or documents as the Deal Agent or its counsel may reasonably require.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 Representations and Warranties of the Borrower. The Borrower represents and warrants to the Collateral Agent, the Deal Agent and the Secured Parties on the Closing Date and the Funding Date as follows:

         (a) Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a corporation in good standing under the laws of the State of Michigan, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and the Borrower had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and pledge the Collateral and perform its obligations under this Agreement.

         (b) Due Qualification. The Borrower is duly qualified to do business and is in good standing as a corporation and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals.

         (c) Power and Authority; Due Authorization. The Borrower: (i) has all necessary power, authority and legal right to: (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of the Transaction Documents to which it is a party, and (C) transfer and assign each Loan, Related Security and all other Collateral on the terms and conditions herein provided and (ii) has duly authorized by all necessary action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the transfer and assignment of the Loans, Related Security and all other Collateral on the terms and conditions herein provided. This Agreement and each other Transaction Document to which it is a party have been duly executed and delivered by it.

         (d) Binding Obligation. This Agreement and each other Transaction Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower, each enforceable against the Borrower in accordance with its terms.

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Borrower's certificate of incorporation, bylaws or any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien upon any of the Borrower's properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

         (f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have Material Adverse Effect.

         (g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Borrower of this Agreement and any other Transaction Document to which the Borrower is a party have been obtained.

         (h) Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any "bulk sales" act or similar law by Borrower.

         (i) Solvency. The transactions under this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent and the Borrower shall deliver to the Deal Agent on the Closing Date a certification in the form of Exhibit F. The Originator has confirmed in writing to the Borrower that, so long as the Borrower is Solvent, the Originator will not cause the Borrower to file a voluntary petition under the Bankruptcy Code or any other Insolvency Laws.

         (j) Selection Procedures. No procedures believed by the Borrower to be adverse to the interests of VFCC or the Lenders were utilized by the Borrower in identifying and/or selecting Loans or Dealer Agreements. In addition, each Loan shall have been underwritten in accordance with and satisfy the standards of any Credit Guidelines that has been established by the Borrower or the Originator and is then in effect.

         (k) Taxes. The Borrower has filed or caused to be filed all tax returns that are required to be filed by it. The Borrower has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower), and no tax lien has been filed and, to the Borrower's knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

         (l) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including, without limitation, the use of the proceeds from the pledge of the Collateral) will violate or result in a violation of Section 7 of the Securities Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the pledge of the Collateral will be used to carry or purchase, any "margin stock" within the meaning of Regulation U or to extend "purchase credit" within the meaning of Regulation U.

         (m) Quality of Title. Each Loan, together with the Related Security related thereto, shall, at all times, be owned by the Borrower free and clear of any Lien except as provided in Section 4.2(a)(iii), and upon the Funding, the Collateral Agent as agent for the Secured Parties shall acquire a valid and perfected first priority security interest in such Loans, the Related Security related thereto and all Collections then existing or thereafter arising, free and clear of any Lien, except as provided in Section 4.2(a)(iii). No effective financing statement or other instrument similar in effect covering any Loan or Dealer Agreement shall at any time be on file in any recording office except such as may be filed (i) in favor of the Borrower in accordance with the Contribution Agreement or (ii) in favor of the Collateral Agent in accordance with this Agreement.

         (n) Security Interest. The Borrower has granted a security interest (as defined in the UCC) to the Collateral Agent, as agent for the Secured Parties, in the Collateral, which is enforceable in accordance with applicable law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Collateral Agent as secured party and the Borrower as debtor, or upon the Collateral Agent obtaining control, in the case of that portion of the Collateral which constitutes chattel paper, the Collateral Agent, as agent for the Secured

Parties, shall have a first priority perfected security interest in the Collateral. All filings (including, without limitation, such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Collateral Agent, as agent for the Secured Parties, in the Collateral have been made.

         (o) Accuracy of Information. All information heretofore furnished by the Borrower (including without limitation, the Monthly Report and CAC's financial statements) to the Deal Agent, Collateral Agent or any Lender for purposes of or in connection with this Agreement or any other Transaction Document, or any transaction contemplated hereby or thereby, will be true, correct, complete and accurate in every material respect, on the date such information is stated or certified.

         (p) Location of Offices. The principal place of business and chief executive office of the Borrower and the office where the Borrower keeps all the Records are located at the address of the Borrower referred to in Section 14.2 hereof (or at such other locations as to which the notice and other requirements specified in Section 5.2(g) shall have been satisfied).

         (q) Eligibility of Loans. Each Loan classified as an Eligible Loan (or included in any aggregation of balances of Eligible Loans) by the Borrower or the Servicer in any document or report delivered hereunder was an Eligible Loan as of the date so delivered and (ii) each related Contract classified as an Eligible Contract (or included in any aggregation of balances of Eligible Contracts) by the Borrower or Servicer in any document or report delivered hereunder was an Eligible Contract as of the date so delivered.

         (r) Tradenames; Place of Business; Correct Legal Name. (i) Except as described in Schedule III, the Borrower has no trade names, fictitious names, assumed names or "doing business as" names or other names under which it has done or is doing business; (ii) the principal place of business and chief executive office of the Borrower are located at the address of the Borrower set forth on the signature pages hereto; and (iii) "CAC Warehouse Funding Corp." is the correct legal name of the Borrower indicated on the public records of the Borrower's jurisdiction of organization.

         (s) Contribution Agreement. The Contribution Agreement is the only agreement pursuant to which the Borrower purchases Loans from the Originator.

         (t) Value Given. The Borrower shall have given reasonably equivalent value to the Originator in consideration for the transfer to the Borrower of the Loans and Related Security under the Contribution Agreement, no such transfer shall have been made for or on account of an antecedent debt owed by the Originator to the Borrower, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

         (u) Accounting. The Borrower accounts for the transfers to it from the Originator of Loans and Related Security under the Contribution Agreement as sales or contributions to capital of such Loans and Related Security in its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.

         (v)      Special Purpose Entity.  The Borrower is in compliance with
Section 5.2(o) hereof.

         (w) Confirmation from the Originator. The Borrower has received in writing from the Originator confirmation that, so long as the Borrower is not "insolvent" within the meaning of the Bankruptcy Code, the Originator will not cause the Borrower to file a voluntary petition under the Bankruptcy Code or any other bankruptcy or insolvency laws. Each of the Borrower and the Originator is aware that in light of the circumstances described in the preceding sentence and other relevant facts, the filing of a voluntary petition under the Bankruptcy Code for the purpose of making any Loan or any other assets of the Borrower available to satisfy claims of the creditors of the Originator would not result in making such assets available to satisfy such creditors under the Bankruptcy Code.

         (x) Investment Company Act. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (y) ERISA. The present value of all benefits vested under all "employee pension benefit plans," as such term is defined in Section 3 of ERISA, maintained by the Borrower, or in which employees of the Borrower are entitled to participate, as from time to time in effect (herein called the "Pension Plans"), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual violation date). No prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been billed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

         (z)      [Reserved.]

         (aa) Representations and Warranties in Contribution Agreement. The representations and warranties made by the Originator to the Borrower in the Contribution Agreement are hereby remade by the Borrower on each date to which they speak in the Contribution Agreement as if such representations and warranties were set forth herein. For purposes of this Section 4.2(aa), such representations and warranties are incorporated herein by reference as if made by the Borrower to the Deal Agent, Collateral and to each of the Secured Parties under the terms hereof mutatis mutandis.

         (bb) Amount of Loans and Contracts; Computer File. As of the Cut-Off Date [confirm], as reported in the Loan servicing system: (A) the aggregate Outstanding Balance of the Contracts was $401,828,123.36; (B) the Aggregate Outstanding Eligible Loan Balance was $135,917,430.97; and (C) the Aggregate Outstanding Eligible Loan Net Balance was $109,345,998.45. The computer file or microfiche list delivered pursuant to Section 2.2(a)(iii) hereof is complete and accurately reflects the information regarding the Loans, Dealer Agreements and Contracts in all material respects.

         (cc) Use of Proceeds. The proceeds of the Funding will be used by the Borrower to purchase the Loans and related Collateral from the Originator pursuant to the Contribution Agreement.

         (dd)     Subsidiaries.  The Borrower does not have any Subsidiaries.

         (ee) Capital Stock. The Issuer has neither sold nor pledged any of its common stock to any entity other than CAC.

         The representations and warranties set forth in this Section 4.1 shall survive the Borrower's pledge of the Collateral to the Collateral Agent and the termination and rights and obligations of the Servicer. Upon discovery by the Borrower, the Servicer, CAC or the Collateral Agent of a breach of any of the representations and warranties set forth herein, the party discovering such breach shall give prompt written notice to the other parties of such breach.

         Section 4.2. Representations and Warranties of the Borrower Relating to the Loans and the Related Contracts.


         (a) Eligibility of Loans. The Borrower hereby represents and warrants to the Deal Agent, the Collateral Agent and the Secured Parties as of the Closing Date and the Funding Date that:

                  (i) each Loan classified as an "Eligible Loan" (or included in any aggregation of balances of "Eligible Loans") by the Borrower or the Servicer in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Loan on the date so delivered; each Contract classified as an "Eligible Contract" (or included in any aggregation of balances of "Eligible Contracts") by the Borrower or the Servicer in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Contract on the date so delivered;

                  (ii) all information with respect to the Dealer Agreements and the Loans and the Contracts and the other Collateral provided to the Collateral Agent or the Deal Agent by the Borrower or the Servicer was true and correct in all material respects as of the date such information was provided to the Collateral Agent or the Deal Agent, as applicable;

                  (iii) each Loan and all other Collateral has been pledged to the Collateral Agent free and clear of any Lien of any Person, (other than, with respect to the Contracts, the second Lien of the related Dealer therein as set forth in the related Dealer Agreement) and in compliance, in all material respects, with all Applicable Laws;

                  (iv) with respect to each Dealer Agreement, Loan, Contract and all other Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower, in connection with the pledge of such Dealer Agreement, Loan, Contract or other Collateral to the Collateral Agent have been duly obtained, effected or given and are in full force and effect;

                  (v) Schedules V and IX to this Agreement are and will be accurate and complete listings of all Loans, Contracts and Dealer Agreements in all material respects on the date each such Loan, Contract or Dealer Agreement was pledged to the Collateral Agent hereunder, and the information contained therein is and will be true and correct in all material respects as of such date; and

                  (vi) no selection procedure believed by the Borrower to be adverse to the interests of the Secured Parties has been or will be used in selecting the Dealer Agreements, Loans or Contracts.

         (b) Notice of Breach. The representations and warranties set forth in this Section 4.2 shall survive the pledge of the Collateral to the Collateral Agent and the termination of the rights and obligations of the Servicer. Upon discovery by the Borrower, CAC, the Servicer or the Collateral Agent of a breach of any of the representations and warranties set forth in this
Section 4.2, the party discovering such breach shall give prompt written notice to the other parties of such breach.

         Section 4.3. Representations and Warranties of the Servicer. The Servicer represents and warrants as follows:

         (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan, with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and the other Transaction Documents to which it is a party.

         (b) Due Qualification. The Servicer is duly qualified to do business as a corporation and is in good standing as a corporation, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualification, licenses or approvals.

         (c) Power and Authority; Due Authorization. The Servicer (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of this Agreement and the other Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which it is a party have been duly executed and delivered by the Servicer.

         (d) Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer, each enforceable against the Servicer in accordance with its terms.

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer's certificate of incorporation, bylaws or any Contractual Obligation of the Servicer,

(ii) result in the creation or imposition of any Lien upon any of the Servicer's properties pursuant to the terms of any such Contractual Obligation, or (iii) violate any Applicable Law.

         (f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have Material Adverse Effect.

         (g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained.

         (h) Reports Accurate. All Monthly Reports and other written and electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Servicer to the Deal Agent, Collateral Agent or a Lender in connection with this Agreement are accurate, true, complete and correct in all material respects.

         (i) Servicer's Performance. The Servicer has the knowledge, the experience and the systems, financial and operational capacity available to timely perform each of its obligations hereunder and under each Transaction Document to which it is a party.

         (j) Compliance With Credit Guidelines and Collection Guidelines. The Servicer has, with respect to the Loans and Contracts, complied in all material respects with the Credit Guidelines and the Collection Guidelines.

         Section 4.4 Representations and Warranties of the Backup Servicer. The Backup Servicer represents and warrants as follows:

         (a) Organization and Good Standing. The Backup Servicer has been duly organized, and is validly existing as a corporation and in good standing under the laws of Delaware, with all requisite power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and each Transaction Document to which it is a party.

         (b) Binding Obligation. This Agreement and each other Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Backup Servicer, each enforceable against the Backup Servicer in accordance with its terms.

         (c) Backup Servicing Agreement. The Backup Servicer hereby remakes the representations and warranties made by it under the Backup Servicing Agreement.

         Section 4.5.      Breach of Representations and Warranties.

         (a) Retransfer of an Ineligible Loan. If a Loan is an Ineligible Loan, no later than the earlier of (i) knowledge by the Borrower of such Loan being an Ineligible Loan and (ii) receipt by the Borrower from the Deal Agent, the Collateral or the Servicer of written notice thereof the Borrower shall accept the release of each such Loan (or portion thereof, in the case of an Overconcentration Loan), and the Collateral Agent as agent for the Secured Parties shall be deemed, upon receipt of the Release Price (as defined below), to convey to the Borrower, without recourse, representation or warranty, all of its right, title and interest in such Loan (or portion thereof, in the case of an Overconcentration Loan) and Related Security related thereto. The Borrower shall accept the release of each such Loan (or portion thereof, in the case of an Overconcentration Loan), and the Aggregate Outstanding Eligible Loan Balance shall be reduced by the Net Loan Balance (or portion thereof, in the case of an Overconcentration Loan) (as of the end of the most recent Collection Period) of each such Loan. On and after the date of release, the Loan (or portion thereof, in the case of an Overconcentration Loan) so released shall not be included in the Collateral. The Borrower shall, on the date of retransfer of such Loan (or portion thereof, in the case of an Overconcentration Loan), make a deposit to the Collection Account (for allocation pursuant to Section 2.7) in immediately available funds an amount (the "Release Price") equal to the sum of (i): the product of the Net Loan Balance related to such Loan (or portion thereof, in the case of an Overconcentration Loan) on as of the last day of the related Collection Period and the Net Advance Rate; (ii) accrued and unpaid Carrying Costs related to such Loan (or portion thereof, in the case of an Overconcentration Loan) through the date of such deposit; (iii) any related Servicer Advances; and (iv) and all Hedge Costs due to the relevant Hedge Counterparties for any termination in whole or in part of one or more transactions related to the relevant Hedge Agreement, as required by the terms of any Hedging Agreement. The Deal Agent, as agent for the Secured Parties, shall, at the sole expense of the Servicer execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower and take other such actions as shall reasonably be requested by the Borrower to effect the release of such Loan (or portion thereof, in the case of an Overconcentration Loan) pursuant to this subsection.

         (b) Retransfer of All of the Loans. In the event of a breach of any representation or warranty set forth in Section 4.2 hereof which breach could reasonably be expected to have a Material Adverse Effect, by notice then given in writing to the Borrower, the Deal Agent may direct the Borrower to accept the release by the Collateral Agent of all of the Loans, in which case the Borrower shall be obligated to accept the release of such Loans on a Payment Date specified by the Deal Agent (such date, the "Release Date"); provided, however, that no such release shall be given effect unless Borrower has complied with the terms of any Hedging Agreement requiring that any derivative transaction related thereto be terminated in whole or in part and the Borrower has paid all Hedge Costs due with respect to such termination. The Borrower shall deposit in the Collection Account on the Release Date an amount equal to:
(A) the Aggregate Unpaids minus (B) the amount, if any, available in the Collection Account and Reserve Account on such Payment Date (the "Retransfer Amount") for allocation and distribution in accordance with Section 2.7. On the Release Date, provided that full Release Amount has been deposited into the Collection Account, the Loans and Related Security related thereto shall be transferred to the Borrower; and the Collateral Agent as agent for the Secured Parties shall, at the sole expense of the Servicer, execute and deliver such instruments of transfer, in each case without recourse, representation or warranty, as shall be prepared and reasonably requested by the Servicer on behalf of the Borrower to vest in the Borrower, or its designee or assignee, all right, title and interest of the Deal Agent as agent for the Secured Parties in, to and under the Loans.

         (c) Ineligible Contracts. If a Contract is an Ineligible Contract, no later than the earlier of (i) knowledge by the Borrower of such Contract (or portion thereof, in the case of an Overconcentration Contract) being an Ineligible Contract and (ii) receipt by the Borrower from the Deal Agent, the Collateral Agent or Servicer of written notice thereof, the Borrower shall deposit in the Collection Account (for allocation and distribution pursuant to Section 2.7) in immediately available funds an amount (the "Released Contract Price") equal to the sum of (i): (x) the product of the Outstanding Balance (or portion thereof, in the case of an Overconcentration Contract) of such Contract as of the last day of the related Collection Period and a fraction, the numerator of which is Capital as of the Funding Date and the denominator of which is the Outstanding Balance of Eligible Contracts as of the Funding Date; (y) divided by 0.8; (ii) accrued and unpaid Carrying Costs related to such Contract (or portion thereof, in the case of an Overconcentration Contract) through the date of such deposit; (iii) any related Servicer Advances; and (iv) and all Hedge Costs due to the relevant Hedge Counterparties for any termination in whole or in part of one or more transactions related to the relevant Hedge Agreement, as required by the terms of any Hedging Agreement. The Aggregate Outstanding Eligible Loan Balance shall be reduced by the Outstanding Balance (or portion thereof, in the case of an Overconcentration Contract) (as of the end of the most recent Collection Period) related to each such Ineligible Contract. On and after the date of such payment, any such Ineligible Contract (or portion thereof, in the case of an Overconcentration Contract) shall not be included in the Collateral.

         (d) Remedy for Breach. The parties hereto agree that the sole remedy for the breach by the Borrower of the representations and warranties set forth in Section 4.2 hereof with respect to the eligibility of a Loan or Contract shall be set forth in Section 4.5.

         (e)      Application.  Amounts paid in accordance with Section 4.5(a),
(b) and (c) shall be allocated among Income Collections and Principal Collections and distributed on the next Succeeding Payment Date in accordance with Section 2.7.

                                    ARTICLE V
                                GENERAL COVENANTS

         Section 5.1. Affirmative Covenants of the Borrower. From the date hereof until the Collection Date:

         (a) Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Loans and Dealer Agreements.

         (b) Preservation of Corporate Existence; Conduct of Business. The Borrower will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         (c) Performance and Compliance with Loans, Dealer Agreements and Contracts. The Borrower will, at its expense, timely and fully perform and comply (or cause the Originator to perform and comply pursuant to the Contribution Agreement) with all provisions, covenants and other promises required to be observed by it under the Loans, Dealer Agreements and Contracts in and all other agreements related thereto in all material respects.

         (d) Keeping of Records and Books of Account. The Borrower will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Loans in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Loans.

         (e) Originator Assets. With respect to each Loan acquired by the Borrower, the Borrower will: (i) acquire such Loan pursuant to and in accordance with the terms of the Contribution Agreement; (ii) take all action necessary to perfect, protect and more fully evidence the Borrower's ownership of such Loan, including, without limitation, (A) filling and maintaining, effective financing statements (Form UCC-1) against the Originator in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate; and (iii) take all additional action that the Deal Agent or the Collateral Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

         (f) Delivery of Collections. The Borrower will deposit to the Collection Account promptly (but in no event later than two (2) Business Days after receipt) all Collections received by Borrower in respect of the Loans or the Contracts.

         (g) Separate Corporate Existence. The Borrower shall be in compliance with the requirements set forth in Section 5.2(o).

         (h) Credit Guidelines and Collection Guidelines. The Borrower will comply in all material respects with the Credit Guidelines and the Collection Guidelines with respect to each Loan and Contract.

         (i)      Taxes.  The Borrower will file and pay any and all Taxes.

         (j) Use of Proceeds. The Borrower will use the proceeds of the Funding only to acquire Loans pursuant to the Contribution Agreement or to make distributions to CAC.

         (k) Reporting. The Borrower will maintain for itself a system of accounting established and administered in accordance with GAAP and furnish to the Deal Agent the following information:

                  (i)      Monthly Reports.  Not later than the Determination

         Date preceding each Payment Date, a Monthly Report relating to the immediately preceding Collection Period;

                  (ii) Annual Reporting. Within 120 days after the close of the Borrower's and CAC's fiscal years, audited financial statements, prepared in accordance with GAAP on a consolidated basis; provided, however, that with respect to the Borrower, such financial statements may be unaudited for (x) the Borrower and (y) for CAC and its Subsidiaries, including the Borrower, in each case, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants, acceptable to the Agent, prepared in accordance with generally accepted auditing principles and any management letter prepared by said accountants;

                  (iii) Quarterly Reporting. Within sixty (60) days after the close of the first three quarterly periods of each of the Borrower's and CAC's fiscal years, for (x) the Borrower and (y) for CAC and its Subsidiaries, in each case, consolidated unaudited balance sheets as at the close of each such period and consolidated related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer as true, accurate and complete in all material respects;

                  (iv) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Borrower's or CAC's, as applicable, chief financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Borrower or CAC as applicable and (y) to the best of such Person's knowledge, no Termination Event or Unmatured Termination Event exists, or if any Termination Event or Unmatured Termination Event exists, stating the nature and status thereof;

                  (v) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of the Borrower or CAC, copies of all financial statements, reports and proxy statements so furnished, to the extent such information has not been provided pursuant to another clause of this Section 5.1(k);

                  (vi) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which CAC or any subsidiary files with the Securities and Exchange Commission;

                  (vii) Notice of Termination Events or Unmatured Termination Events. As soon as possible and in any event within two (2) days after the occurrence of each Termination Event or each Unmatured Termination Event, a statement of the chief financial officer or chief accounting officer of the Borrower setting forth details of such Termination Event or Unmatured Termination Event and the action which the Borrower proposes to take with respect thereto;

                  (viii) Change in Collection Guidelines or Debt Ratings. Prior to the date of its effectiveness, any material change in or amendment to the Collection Guidelines is made (which shall be in accordance with the terms of this Agreement) a notice describing such change or amendment.

                  (ix) Collection Guidelines. On the Closing Date, a complete copy of the Collection Guidelines then in effect;

                  (x) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Borrower, CAC or any ERISA Affiliate of the Borrower or CAC files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Borrower, CAC or any ERISA Affiliates of the Borrower or CAC receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor;

                  (xi) Proceedings. As soon as possible and in any event within two (2) Business Days after any executive officer of the Borrower receives notice or obtains knowledge thereof, any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy (of a material nature), litigation, action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Affiliates;

                  (xii) Notice of Material Events. Promptly upon becoming aware thereof, notice of any other event or circumstances that, in the reasonable judgment of the Borrower, is likely to have a Material Adverse Effect; and

                  (xiii) Other Information. Such other information, documents, records or reports (including non-financial information) as the Deal Agent or the Collateral Agent may from time to time reasonably request with respect to CAC, the Borrower, the Servicer or any Subsidiary of any of the foregoing.

         (l) Compliance with Applicable Law. The Borrower shall duly satisfy in all material respects its obligations under or in connection with each Loan and Contract, will maintain in effect all material qualifications required under all Applicable Law, and will comply in all material respects with all other Applicable Law in connection with each Loan and Contract the failure to comply with which would have a material adverse effect on the interests of the Secured Parties in the Collateral.

         (m) Furnishing of Information and Inspection of Records. The Borrower will furnish to the Deal Agent and the Collateral Agent, from time to time, such information with respect to the Loans and Contracts as either may reasonably request, including, without limitation, a computer file, microfiche list or other list identifying each Loan and Contract by pool number, account number and dealer number and by the Outstanding Balance and identifying the Obligor on such Loan or Contract. The Borrower will, at any time and from time to time during regular business hours, upon reasonable notice, permit the Deal Agent or the Collateral Agent, or its agents or representatives, to examine and make copies of and abstracts from all Records, to visit the offices and properties of the Borrower for the purpose of examining such Records, and to discuss matters relating to the Loans or Contracts or the Borrower's performance hereunder and under the other Transaction Documents with any of the officers, directors, employees or independent public accountants of the Borrower having knowledge of such matters; provided, however, that each of the Deal Agent and the Collateral Agent acknowledges that in exercising the rights and privileges conferred in this Section 5.1(m) it or its agents and representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which the Borrower has a proprietary interest. Each of the Deal Agent and the Collateral Agent agrees that all such information, practices, books, correspondence and records are to be regarded as confidential information and agrees that it shall retain in strict confidence and shall use its reasonable efforts to ensure that its agents and representatives retain in strict confidence, and will not disclose without the prior written consent of the Borrower, any such information, practices, books, correspondence and records furnished to them except that it may disclose such information: (i) to its officers, directors, employees, agents, counsel, accountants, auditors, affiliates, advisors or representatives (provided that such Persons are informed of the confidential nature of such information); (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Deal Agent, the Collateral Agent or its officers, directors, employees, agents, counsel, accountants, auditors, affiliates, advisors or representatives; (iii) to the extent such information was available to the Deal Agent or the Collateral Agent on a non- confidential basis prior to its disclosure hereunder; (iv) to the extent the Deal Agent or the Collateral Agent should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any bank regulatory authority to disclose such information; (v) to the Liquidity Agent, any Liquidity Bank, or any other person providing liquidity to the Issuer; or (vi) to any Lender or prospective assignee or Investor; provided, that the Collateral Agent shall notify such assignee of the confidentiality provisions of this Section 5.1(m).

         (n) Keeping of Records and Books of Account. The Borrower will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Loans and Contracts in the event of the destruction of the originals thereof), and keep and maintain, or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all amounts due under the Loans and Contracts (including, without limitation, records adequate to permit adjustments to amounts due under each existing Loan and Contract). The Borrower will give the Deal Agent notice of any material change in the administrative and operating procedures of the Borrower referred to in the previous sentence.

         (o) Notice of Liens. The Borrower will advise the Deal Agent and the Collateral Agent promptly, in reasonable detail of: (i) any Lien asserted by a Person against any of the Loans or Contracts or other Collateral; (ii) any breach by the Borrower, the Originator or the Servicer of any of its representations, warranties and covenants contained herein or in any other Transaction Document; and (iii) of the occurrence of any other event which would have a Material Adverse Effect.


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

         (p) Protection of Interest in Collateral. The Borrower shall file such continuation statements and any other documents reasonably requested by the Collateral Agent, the Deal Agent or any Lender or which may be required by law to fully preserve and protect the interest of the Collateral Agent and the Secured Parties in and to the Loans, the Contracts and the other Collateral.

         (q) Contribution Agreement. The Borrower will at all times enforce the covenants and agreements of CAC in the Contribution Agreement (including, without limitation, the rights and remedies against the Dealers).

         (r) Notice of Delegation of Servicer's Duties. The Borrower promptly shall notify the Collateral Agent of any delegation by the Servicer of any of the Servicer's duties under this Agreement which is not in the ordinary course of business of the Servicer.

         (s) Organizational Documents. The Borrower shall only amend, alter, change or repeal its Certificate of Incorporation with the prior written consent of the Deal Agent.

         Section 5.2. Negative Covenants of the Borrower. From the date hereof until the Collection Date:

         (a) Other Business. Borrower will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents;
(ii) incur any indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to the Transaction Documents; or (iii) form any Subsidiary or make any Investments in any other Person.

         (b) Loans Not to be Evidenced by Instruments. The Borrower will take no action to cause any Loan that is not, as of the Closing Date, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Loan.

         (c) Security Interests. The Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than the Lien described in Section 4.2(a)(iii)) on any Loan, Contract, Related Security or any other Collateral, whether now existing or hereafter transferred hereunder, or any interest therein, and the Borrower will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Borrower will promptly notify the Deal Agent of the existence of any Lien on any Loan, Contract, Related Security or any other Collateral and the Borrower shall defend the right, title and interest of the Deal Agent as agent for the Secured Parties in, to and under the Loans, Contracts, Related Security and other Collateral, against all claims of third parties.

         (d) Mergers, Acquisitions, Sales, etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any Loan, Contracts, Related Security or other Collateral or any interest therein (other than pursuant to and in accordance with the Transaction Documents).

         (e)      [Reserved.]

         (f) Distributions. The Borrower shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Borrower or any Person's interest therein, or purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding, except that so long as no Termination Event or Unmatured Termination Event has occurred and is continuing or would result therefrom, the Borrower may declare and pay cash or stock dividends on its capital stock.

         (g) Change of Name or Location of Records Files. The Borrower shall not (x) change its name or state of organization, move the location of its principal place of business and chief executive office, and the offices where it keeps the Records from the location referred to in Section 14.2 or (y) move, or consent to the Collateral Agent or Servicer moving, the Records/Contract Files from the location thereof on the Closing Date, unless the Borrower has given at least thirty (30) days' written notice to the Deal Agent and the Collateral Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, as agent for the Secured Parties, in the Collateral.

         (h) Accounting of the Contribution Agreement. The Borrower will not account for or treat (whether in financial statements or otherwise) the transaction contemplated by the Contribution Agreement in any manner other than as a contribution, or absolute assignment, of the Loans and related assets by the Originator to the Borrower.

         (i) ERISA Matters. The Borrower will not: (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA.

          (j) Certificate of Incorporation; Contribution Agreement. The Borrower will not amend, modify, waive or terminate any provision of its Certificate of Incorporation or the Contribution Agreement. The Borrower will not take any action under the Contribution Agreement which would have a Material Adverse Effect.

         (k) Changes in Payment Instructions to Obligors. The Borrower will not add or make any change, or permit Servicer to make any change, in its instructions to Obligors regarding payments to be made to Borrower or Servicer, unless the Deal Agent shall has consented to such change in writing and has received duly executed copies of all documentation related thereto.

         (l) Extension or Amendment. The Borrower will not, except as otherwise permitted hereunder, extend, amend or otherwise modify, or permit the Servicer to extend, amend or otherwise modify, the terms of any Dealer Agreement, Loan or Contract; provided, however, the Dealer Agreements may be amended in connection with the closing of or opening of a pool.

         (m) Collection Guidelines. The Borrower will not permit the amendment, modification, restatement or replacement, in whole or in part, of the Collection Guidelines, which change would materially impair the collectibility of any Loan or Contract or otherwise adversely affect the interests or the remedies of the Deal Agent, Collateral Agent or the Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Deal Agent.

         (n) No Assignments. The Borrower will not assign or delegate, or grant any interest in, or permit any Lien to exist upon, any of its rights, obligations or duties under this Agreement without the prior written consent of the Deal Agent.

         (o)      Special Purpose Entity.  The Borrower has not and shall not:

                  (i) engage in any business or activity other than the purchase and receipt of Loans and related assets from the Originator under the Contribution Agreement, the pledge of Loans and related assets under the Transaction Documents and such other activities as are incidental thereto;

                  (ii) acquire or own any material assets other than (A) the Loans and related assets from the Originator under the Contribution Agreement and (B) incidental property as may be necessary for the operation of the Borrower;

                  (iii) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case first obtaining the Deal Agent's consent;

                  (iv) fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Deal Agent, amend, modify, terminate, fail to comply with the provisions of its Certificate of Incorporation, or fail to observe corporate formalities;

                  (v) own any subsidiary or make any investment in any Person without the consent of the Deal Agent;

                  (vi) except as permitted hereunder, commingle its assets with the assets of any of its Affiliates, or of any other Person;

                  (vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than indebtedness to the Lenders hereunder or in conjunction with a repayment of Aggregate Unpaids owed to the Lenders except for trade payables in the ordinary course of its business, provided that such debt is not evidenced by a note and paid when due;

                  (viii) become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;

                  (ix) fail to maintain its records, books of account and bank accounts separate and apart from those of its principal and Affiliates, and any other Person;

                  (x) enter into any contract or agreement with any of its principals or Affiliates or any other Person, except upon terms and conditions that are commercially reasonable and intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any principal or Affiliates;

                  (xi) seek its dissolution or winding up in whole or in part;

                  (xii) fail to correct any known misunderstandings regarding the separate identity of Borrower or Affiliate thereof or any other Person;

                  (xiii) guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

                  (xiv) make any loan or advances to any third party, including Affiliate, or hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities);

                  (xv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that it is responsible for the debts of any third party (including any of its Affiliates);

                  (xvi) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                  (xvii) file or consent to the filing or any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

                  (xviii) share any common logo with or hold itself out as or be considered as a department or division of (A) any of its Affiliates or (B) any other Person;

                  (xix) permit any transfer (whether in any one or more transactions) of more than a 49% direct or indirect ownership interest in the Borrower, unless the Borrower delivers to the Deal Agent an acceptable non-consolidation opinion;

                  (xx) fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, or have its assets listed on the financial statement of any other Person;

                  (xxi) fail to pay its own liabilities and expenses only out of its own funds;

                  (xxii) fail to pay the salaries of its own employees in light of its contemplated business operations;

                  (xxiii) acquire the obligations or securities of its Affiliates or stockholders;

                  (xxiv) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

                  (xxv) fail to use separate invoices and checks bearing its own name;

                  (xxvi) pledge its assets for the benefit of any other Person, other than with respect to payment of the indebtedness to the Lenders hereunder;

                  (xxvii) fail at any time to have at least two (2) independent directors (each, an "Independent Director") on its board of directors that is not and has not been for at least five (5) years a director, officer, employee, trade creditor or shareholder (or spouse, parent, sibling or child of the foregoing) of (A) the Servicer, (B) the Borrower, or (C) any Affiliate of the Servicer or Borrower; provided, however, such Independent Director may be an independent director or manager of another special purpose entity affiliated with the Servicer;

                  (xxviii) fail to provide that the unanimous consent of all directors (including the consent of the Independent Directors) is required for the Borrower to (A) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent,
         (B) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (D) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (E) make any assignment for the benefit of the Borrower's creditors, (F) admit in writing its inability to pay its debts generally as they become due, or
         (G) take any action in furtherance of any of the foregoing; and

                  (xxix) take or refrain from taking, as applicable, each of the activities specified in the non-consolidation opinion of Dykema Gossett, delivered on the Closing Date, upon which the conclusions expressed therein are based.

         Section 5.3. Covenant of the Borrower Relating to the Hedging Agreement. At all times during on and after the Funding until the Collection Date, a Hedging Agreement shall be in place.

         Section 5.4. Affirmative Covenants of the Servicer. From the date hereof until the Collection Date:

         (a) Compliance with Law. The Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Contracts, the Loans and the Dealer Agreements or any part thereof.

         (b) Preservation of Existence. The Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

         (c) Obligations and Compliance with Loans and Contracts. The Servicer will duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each Loan and each Contract and will do nothing to impair the rights of the Collateral Agent as agent for the Secured Parties or of the Secured Parties in, to and under the Collateral.

         (d) Keeping of Records and Books of Account. The Servicer will maintain and implement administrative and operating procedures (including without limitation, an ability to recreate records evidencing the Loans and Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Loans.

         (e) Preservation of Security Interest. The Servicer will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the security interest of the Collateral Agent as agent for the Secured Parties in, to and under the Collateral. In its capacity as Custodian, it will maintain possession of the Contract Files and Records, as Custodian for the Secured Parties, as set forth in Section 6.2(c).

         (f) Collection Guidelines. (i) The Servicer will (a) comply in all material respects with the Collection Guidelines in regard to each Loan and Contract, and (b) furnish to the Deal Agent quarterly, prompt notice of any change in the Collection Guidelines and will deliver a copy of such changes to the Deal Agent, quarterly.(i)

                  (ii) The Servicer will not agree to or otherwise permit to occur any change in the Collection Guidelines, which change would impair the collectibility of any Loan or Contract or otherwise adversely affect the interests or remedies of the Deal Agent, the Collateral Agent or the Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Deal Agent.

         (g) Termination Events. The Servicer will furnish to the Deal Agent, as soon as possible and in any event within two (2) Business Days after the occurrence of each Termination Event and each Unmatured Termination Event, a written statement of the chief financial officer or chief accounting officer of the Servicer setting forth the details of such event and the action that the Servicer purposes to take with respect thereto.

         (h) Other. The Servicer will furnish to the Deal Agent or the Collateral Agent, as applicable, promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of Borrower or the Servicer as the Deal Agent or the Collateral Agent may from time to time reasonably request in order to protect the interests of the Collateral Agent or the Secured Parties under or as contemplated by this Agreement.

         (i) Losses, Etc. In any suit, proceeding or action brought by the Deal Agent, the Collateral Agent or any Secured Party for any sum owing thereto, the Servicer shall save, indemnify and keep the Deal Agent, the Collateral Agent and the Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Obligor under a Loan or Contract, arising out of a breach by the Servicer of any obligation under the related Loan or Contract or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Obligor or its successor from the Servicer, and all such obligations of the Servicer shall be and remain enforceable against and only against the Servicer and shall not be enforceable against the Deal Agent, the Collateral Agent or any Secured Party.

         (j) Notice of Liens The Servicer shall advise the Collateral Agent and the Deal Agent promptly, in reasonable detail of: (i) any Lien asserted or claim made against any portion of the Collateral; (ii) the occurrence of any breach by the Servicer of any of its representations, warranties and covenants contained herein or in any other Transaction Document; and (iii) the occurrence of any other event which would have a Material Adverse Effect.

         (k) Realization on Loans or Contracts. In the event that the Servicer realizes upon any Loan or Contract, the methods utilized by the Servicer to realize upon such Loan or Contract or otherwise enforce any provisions of such Loan or Contract will not subject the Servicer, the Borrower, any Secured Party, the Deal Agent or the Collateral Agent to liability under any federal, state or local law, and that such enforcement by the Servicer will be conducted in accordance with the provisions of this Agreement, the Credit Guidelines and the Collection Guidelines and Applicable Law.

         (l) Backup Servicing Agreement. The Servicer shall provide the Backup Servicer with all information, data and reports as required by the terms of the Backup Servicing Agreement.

         (m) The Servicer shall notify the Collateral Agent of any material change in or amendment to the Servicer's accounting policies within ten (10) days after the date such change or amendment has been made. Within five (5) days after the date of any change in the Borrower's or CAC's public or private debt ratings, if any, a written certification of the Borrower's or CAC's public and private debt ratings after giving effect to any such change;

         Section 5.5. Negative Covenants of the Servicer. From the date hereof until the Collection Date.

         (a) Mergers, Acquisition, Sales, etc. The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Servicer is the surviving entity and unless:

                  (i) the Servicer has delivered to the Deal Agent and the Backup Servicer an Officer's Certificate and an Opinion of Counsel each stating that any consolidation, merger, conveyance or transfer and such supplemental agreement comply with this

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

         Section 5.5 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Deal Agent may reasonably request;

                  (ii) the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Deal Agent;

                  (iii) after giving effect thereto, no Termination Event, Unmatured Termination Event or Servicer Termination Event or event that with notice or lapse of time, or both, would constitute a Servicer Termination Event shall have occurred.

         (b)      Change of Name or Location of Records.  The Servicer shall not
(x) change its name or its state of organization, move the location of its principal place of business and chief executive office, and the offices where it keeps records concerning the Loans from the location referred to in Section 14.2 or (y) move, or consent to the Collateral Agent moving, the Records from the location thereof on the Closing Date, unless the Servicer has given at least thirty (30) days' written notice to the Deal Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent as agent for the Secured Parties in the Collateral.

         (c) Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors regarding payments to be made directly or indirectly to the CAC Payment Account, unless the Deal Agent has consented to such change and has received duly executed documentation related thereto.

         (d)      [Reserved].

         (e) No Instruments. The Servicer shall take no action to cause any Loan to be evidenced by any instrument (as defined in the UCC as in effect in the Relevant UCC).

         (f) No Liens. The Servicer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than the Lien described in Section 4.2(a)(iii)) on the Collateral or any interest therein; the Servicer will notify the Collateral Agent and the Deal Agent of the existence of any Lien on any portion of the Collateral immediately upon discovery thereof, and the Servicer shall defend the right, title and interest of the Collateral Agent on behalf of the Secured Parties in, to and under the Collateral against all claims of third parties claiming through or under the Servicer.

         (g) Information. The Servicer shall, within two (2) Business Days of its receipt thereof, respond to reasonable written directions or written requests for information that the Backup Servicer, the Borrower, the Deal Agent or the Collateral Agent might have with respect to the administration of the Loans.

         (h) Consent. The Servicer will promptly advise the Borrower, the Backup Servicer, the Deal Agent and the Collateral Agent of any inquiry received from an Obligor which requires the consent of the Borrower, the Deal Agent or the Collateral Agent.

         (i) Credit Guidelines and Collection Guidelines. The Servicer will not amend, modify, restate or replace, in whole or in part, the Credit Guidelines or Collection Guidelines, which change would impair the collectibility of any Loan or Contract or otherwise adversely affect the interests or the remedies of the Deal Agent, Collateral Agent or the Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Deal Agent.

         Section 5.6. Negative Covenants of the Backup Servicer. From the date hereof until the Collection Date.

         (a) No Changes in Backup Servicer Fee. The Backup Servicer will not make any changes to the Backup Servicer Fee without the prior written approval of the Deal Agent.

                                   ARTICLE VI
                    ADMINISTRATION AND SERVICING OF CONTRACTS

         Section 6.1. Servicing. (a) The Borrower, the Deal Agent and the Collateral Agent hereby appoint CAC as servicer hereunder and CAC hereby accepts such appointment and agrees to manage, collect and administer each of the Loans as Servicer. In the event of a Servicer Termination Event, the Deal Agent shall have the right to terminate CAC as servicer hereunder. Upon termination of CAC as servicer of the Loans pursuant to Section 6.11 hereof, the Deal Agent shall have the right to appoint a Successor Servicer and enter into a servicing agreement with such Successor Servicer at such time and exercise all of its rights under Section 6.3 hereof. Such servicing agreement shall specify the duties and obligations of such Successor Servicer, and all references herein to the Servicer shall be deemed to refer to such Successor Servicer. Notwithstanding the above, the Deal Agent may appoint any established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of automobile installment sales contracts as the Successor Servicer hereunder.(a)

         (b) The Borrower shall cause the Servicer to deposit all Collections to the Collection Account no later than two Business Days after receipt. The Servicer agrees to deposit all Collections to the Collection Account no later than two (2) Business Days after receipt.

         (c) On or before 120 days after the end of each fiscal year of the Servicer, beginning with the fiscal year ending December 31, 2002, the Servicer shall cause a firm of independent public accountants (who may also render other services to the Servicer or the Borrower) to furnish a report to the Collateral Agent, the Deal Agent and the Secured Parties to the effect that they have (i) compared the information contained in the Monthly Reports delivered during such fiscal year, based on a sample size provided by the Collateral Agent, with the information contained in the Loans, the Contracts and the Servicer's records and computer systems for such period, and that, on the basis of such agreed upon procedures, such firm is of the opinion that the information contained in the Monthly Reports reconciles with the information contained in the Loans and the Contracts and the Servicer's records and computer system and that the servicing of the Loans and the Contracts has been conducted in compliance with this Agreement, (ii) verified the Aggregate Outstanding Eligible Loan Balance as of the end of each Collection Period during such fiscal year, and (iii) verified that a sample of Loans and Contracts treated by the Servicer as Eligible Loans and as Eligible Contracts, as applicable, in fact satisfied the requirements of the definition thereof contained herein and (iv) conducted a `negative confirmation' of a sample of the Loans and Contracts and verified that the Servicer's records and computer system used in servicing the Loans and Contracts contained correct information with regard to due dates and outstanding balances, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement.

         Section 6.2.      Duties of the Servicer and Custodian.

         (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect all amounts due under the Loans and Contracts from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Collection Guidelines and Credit Guidelines, it being understood that there shall be no recourse to the Servicer with regard to the Loans and Contracts except as otherwise provided herein and in the other Transaction Documents. In performing its duties as Servicer, the Servicer shall use the same degree of care and attention it employs with respect to similar contracts and loans which it services for itself or others. Each of the Borrower, the Deal Agent, the Collateral Agent and the Secured Parties hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Collateral. The Servicer shall hold in trust for the Secured Parties all Records and any amounts it receives in respect of the Collateral. In the event that a Successor Servicer is appointed, the outgoing Servicer shall deliver to the Successor Servicer and the Successor Servicer shall hold in trust for the Borrower and the Secured Parties all records which evidence or relate to all or any part of the Collateral.

         (b) The Servicer, if other than CAC, shall as soon as practicable upon demand, deliver to the Borrower all records in its possession which evidence or relate to indebtedness of an Obligor which is not a Loan or a Contract.

         (c) (i) The Borrower, Deal Agent and Collateral Agent hereby appoint CAC as custodian, and CAC hereby accepts such appointment, to hold and maintain physical possession of the Contract Files and all Records (in such capacity together with its successors in such capacity, the "Custodian"). The Contract Files and Records are to be delivered to the Custodian or its designated bailee by or on behalf of the Borrower, the Deal Agent and Collateral Agent within two (2) Business Days preceding the Funding Date or within 2 Business Days after each Addition Date, as the case may be, with respect to each Loan acquired on the Funding Date or Addition Date.

                  (ii) The Custodian shall within 180 days after the Closing Date, review 100% of the Contract Files to verify the presence of the original retail installment contract and security agreement and/or installment loans and an original Certificate of Title or other evidence of lien with respect to each Contract, provided, however, that the Certificate of Title or other evidence of lien with respect to a Contract for which the related vehicle has been repossessed need not be verified. With respect to any Contract for which any of the foregoing documents have not been delivered to the Custodian within 180 days of the Closing Date or the Addition Date, as the case may be, or corrected, the Borrower shall remove or cause the removal of the related Contract from the Collateral.

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

                  (iii) The Custodian agrees to maintain the Contract Files and Records which are delivered to it at the offices of the Custodian as shall from time to time be identified to the Deal Agent by written notice. Subject to the foregoing, CAC may temporarily move individual Contract Files or Records, or any portion thereof without notice as necessary to allow the Servicer to conduct collection and other servicing activities in accordance with its customary practices and procedures.

                  (iv) The Custodian shall have and perform the following powers and duties:

                           (A)      hold the Contract Files and Records for the
benefit of the Secured Parties and maintain a current inventory thereof; and

                           (B)      carry out such policies and procedures in
accordance with its customary actions with respect to the handling and custody of the Contract Files and Records so that the integrity and physical possession of the Contract Files and Records will be maintained.

         In performing its duties as custodian, the Custodian agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar Contracts or Loans owned or held by it.

                  (v) CAC shall have the obligation (i) to physically segregate the Contract Files from the other custodial files it is holding for its own account or on behalf of any other Person and (ii) to physically mark the Contract Files to demonstrate the transfer of Contract Files and the Collateral Agent's security interest hereunder.

         (d) (i) If (A) an Unsatisfactory Audit occurs or (B) a Servicer Termination Event or potential Servicer Termination Event occurs, the Deal Agent shall have the right to terminate CAC as the Custodian hereunder and the Deal Agent shall have the right to appoint a successor Custodian hereunder who shall assume all the rights and obligations of the "Custodian" hereunder. On the effective date of the termination of CAC as Servicer, CAC shall be released of all of its obligations as Custodian arising on or after such date. The Contract Files and Records shall be delivered by CAC to the successor Custodian, on or before the date which is two (2) Business Days prior to such date.

                  (ii) Upon the occurrence of a Servicer Termination Event or potential Servicer Termination Event, the Servicer and the Borrower shall, at the request of the Deal Agent, in its sole discretion, take all steps necessary to cause the Certificate of Title or other evidence of ownership of each Financed Vehicle to be revised to name the Collateral Agent on behalf of the Secured Parties as lienholder. Any costs associated with such revision of the Certificate of Title ("Re-Liening Expenses") shall be paid by the Servicer and, and to the extent such costs are not paid by the Servicer such unpaid costs shall be recovered as described in Section 2.7 hereof. In no event shall the Collateral Agent be required to expend funds in connection with this
         Section 6.2(d).

                  (iii) The Custodian shall provide to the Deal Agent access to the Contract Files and Records and all other documentation regarding the Contracts, Dealer Agreement and the Loans and the related Financed Vehicles in such cases where the Collateral Agent is required in connection with the enforcement of the rights or interests of the Secured

         Parties, or by applicable statutes or regulations to review such documentation, such access being afforded without charge.

         (e) Two times per calendar year, at the expense of the Servicer, the Deal Agent may review the Servicer's collection and administration of the Loans, Dealer Agreements and Contracts in order to assess compliance by the Servicer with the Servicer's written policies and procedures, as well as with this Agreement and may conduct an audit of the Loans, Dealer Agreements and Contracts and Contract Files in conjunction with such a review. On and after the occurrence of a Termination Event or Servicer Termination Event, the Deal Agent may conduct such reviews and audits without limitation, at the Servicer's expense.

         Section 6.3. Rights After Designation of Successor Servicer. At any time following the designation of a Successor Servicer pursuant to Section 6.12(a):

                  (i) The Collateral Agent may intercept payments made by or on behalf of Obligors and direct that payment of all amounts payable under any Loan or Contract be made directly to the Collateral Agent or its designee; provided, that the Collateral Agent shall pay to any Dealer, to the extent to which such Dealer is entitled, all related Dealer Collections.

                  (ii) The Borrower shall, at the Collateral Agent's request and at the Borrower's expense, give notice of the Collateral Agent's interest in the Loans and Contracts to each Obligor and direct that payments be made directly to the Collateral Agent or its designee.

                  (iii) The Borrower shall, at the Collateral Agent's request, (A) assemble all of the records relating to the Collateral, including all Records with respect to the Loans and Contracts, and shall make the same available to the Collateral Agent at a place selected by the Collateral Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting collections of Collateral in a manner acceptable to the Collateral Agent and shall, promptly upon receipt but in any event within two (2) Business Days, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Collateral Agent or its designee.

                  (iv) The Borrower hereby authorizes the Collateral Agent to take any and all steps in the Borrower's name and on behalf of the Borrower necessary or desirable, in the determination of the Collateral Agent, to collect all amounts due under any and all of the Collateral with respect thereto, including, without limitation, endorsing the Borrower's name on checks and other instruments representing Collections and enforcing the Loans and Contracts.

         Section 6.4. Responsibilities of the Borrower. Anything herein to the contrary notwithstanding, the Borrower shall (i) perform all of its obligations under the Loans and Contracts to the same extent as if a security interest in such Loans and Contracts had not been granted hereunder and the exercise by the Collateral Agent of its rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Loans or Contracts and their creation and satisfaction. Neither the Collateral Agent, the Deal Agent nor any Secured Party shall have any obligation or liability with respect to any Loan, nor shall any of them be obligated to perform any of the obligations of the Borrower thereunder.

         Section 6.5.      Reports.

         (a) Monthly Report. On each Determination Date, the Servicer shall deliver to the Deal Agent and the Collateral Agent a report in substantially the form of Exhibit C attached hereto (the "Monthly Report") for the related Collection Period. The Deal Agent shall provide to the Borrower, by the third Business Day prior to each Payment Date, information relating to the amount of each obligation which comprises Carrying Costs for such Collection Period. The Monthly Report shall specify whether a Termination Event or Unmatured Termination Event has occurred with respect to the Collection Period preceding such Determination Date. Upon receipt of the Monthly Report, the Deal Agent and the Collateral Agent shall rely (and shall be fully protected in so relying) on the information contained therein for the purposes of making distributions and allocations as provided for herein. Each Monthly Report shall be certified by a Responsible Officer of the Servicer.

         (b) Credit Agreement. The Servicer shall deliver to the Deal Agent all reports or certificates required to be delivered under Section 7.3 of the Credit Agreement at the times set forth therein.

         (c) Financial Statements. The Servicer will submit to the Deal Agent, the Collateral Agent and the Backup Servicer, within 60 days of the end of each of its fiscal quarters, commencing September 30, 2002 unaudited financial statements (including an analysis of the static pool performance of CAC for each fiscal quarter) as of the end of each such fiscal quarter. The Servicer will submit to the Deal Agent and the Collateral Agent, within 120 days of the end of each of its fiscal years, commencing with the fiscal year ending December 31, 2002 audited financial statements (including an analysis of the static pool performance of CAC for each fiscal year) as of the end of each such fiscal year.

         (d) Annual Statement as to Compliance. The Servicer will provide to the Deal Agent and the Collateral Agent, within 120 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2002, an annual report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer's performance pursuant to this Agreement, for the period ending on the last day of such fiscal year has been made under such Person's supervision and
(b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Termination Event or potential Servicer Termination Event has occurred and is continuing (or if a Servicer Termination Event has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Termination Event or potential Servicer Termination Event occurred during such year and no notice thereof has been given to the Deal Agent and the Collateral Agent, specifying such Servicer Termination Event or potential Servicer Termination Event and the steps taken to remedy such event).


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

         Section 6.6. Additional Representations and Warranties of CAC as Servicer. CAC, in its capacity as Servicer, represents and warrants to the Collateral Agent as of the Closing Date and the Funding Date, that the only material servicing computer systems and related software utilized by the Servicer to service the Loans and Contracts are: (i) provided by Ontario Systems Corporation under an agreement (and related nonexclusive license) and related letter agreements dated May 18, 2001 and (ii) the "loan servicing system" software developed by CAC, which is owned by CAC. Should the Servicer or any of its Affiliates develop or implement computer software for servicing that is owned by or exclusively licensed to the Servicer or an Affiliate and utilize such software in the servicing of the Loans and Contracts, the Collateral Agent shall be entitled to compel a license or sublicense for the benefit of the Collateral Agent or its designee of any such rights to the extent the Collateral Agent deems reasonably necessary and appropriate to assure that it or a duly appointed Successor Servicer would be able to continue to service the Loans and Contracts should that be required in accordance with the terms hereof.

         Section 6.7.      Establishment of the Accounts.

         (a) Establishment of the Collection Account and Reserve Account. The Servicer shall cause to be established, on or before the Closing Date, and maintained in the name of the Collateral Agent as agent for the Secured Parties, with an office or branch of a depository institution or trust company (i) a segregated corporate trust account entitled "Collection Account for WSI, as agent for the Secured Parties" (the "Collection Account") and (ii) a segregated corporate trust account entitled "Reserve Account for WSI" as agent for the Secured Parties (the "Reserve Account"), in each case, over which the Collateral Agent as agent for the Secured Parties shall have sole dominion and control and from which neither the Originator, the Servicer nor the Borrower shall have any right of withdrawal; provided, however, that at all times such depository institution or trust company shall be a depository institution organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (A) that has either (1) a long-term unsecured debt rating of AA- or better by S&P and Aa3 or better by Moody's or (2) a short-term unsecured debt rating or certificate of deposit rating of A-1 or better by S&P or P-1 or better by Moody's, (B) the parent corporation which has either (1) a long-term unsecured debt rating of AA-or better by S&P and Aa3 or better by Moody's or (2) a short-term unsecured debt rating or certificate of deposit rating of A-1 or better by S&P and P-1 or better by Moody's or (C) is otherwise acceptable to the Deal Agent and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (any such depository institution or trust company, a "Qualified Institution").

         (b) Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Loan and such Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any payment in respect of which a dishonored check is received shall be deemed not to have been paid.

         (c) Eligible Investments. Funds on deposit in the Collection Account and the Reserve Account shall be invested in Eligible Investments by or at the written direction of the


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

Borrower, provided that if a Termination Event or Unmatured Termination Event shall have occurred, such investments shall be made as directed by the Collateral Agent. Any such written directions shall specify the particular investment to be made and shall certify that such investment is an Eligible Investment and is permitted to be made under this Agreement. Funds on deposit in the Collection Account and the Reserve Account shall be invested in Eligible Investments that will mature so that such funds will be available no later than the Business Day prior to the next Payment Date, except that in the case of funds representing Collections with respect to a succeeding Collection Period, such Eligible Investments may mature so that such funds will be available no later than the Business Day prior to the Payment Date for such Collection Period. No Eligible Investment may be liquidated or disposed of prior to its maturity. All proceeds of any Eligible Investment shall be deposited in the Collection Account or the Reserve Account, as applicable. Investments may be made in either account on any date (provided such investments mature in accordance herewith), only after giving effect to deposits to and withdrawals from such account on such date. Realized losses, if any, on amounts invested in Eligible Investments shall be charged against investment earnings on amounts on deposit in the Collection Account or the Reserve Account, as applicable.

         Section 6.8. Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of independent accountants, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Servicer will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Collection Account, the Reserve Account and the CAC Payment Account. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

         Section 6.9. Annual Independent Public Accountant's Servicing Reports. The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Deal Agent, within 120 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2002:
(i) a report relating to such fiscal year to the effect that (A) such firm has reviewed certain documents and records relating to the servicing of the Loans and Contracts included in the Collateral, and (B) based on such examination, such firm is of the opinion that the Monthly Reports for such year were prepared in compliance with this Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm's report and (ii) a report covering such fiscal year to the effect that such accountants have applied certain agreed-upon procedures, as set forth in Section 6.1(c) (which procedures shall have been approved by the Deal Agent) to certain documents and records relating to the Loans under any Transaction Document, compared the information contained in the Monthly Reports delivered during the period covered by such report which such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with Article VI of this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exception as shall be set forth in such statement.

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

         Section 6.10. The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it hereunder except upon the Servicer's determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Deal Agent, the Collateral Agent and the Backup Servicer. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.12.

         Section 6.11. Servicer Termination Events. If any one of the following events (a "Servicer Termination Event") shall occur and be continuing:


         (a) any failure by the Servicer to make any payment, transfer or deposit as required by this Agreement or any other Transaction Document;

         (b) any failure by the Servicer to give instructions or notice to the Deal Agent as required by this Agreement or any other Transaction Document, or to deliver any required Monthly Report or other required reports hereunder on or before the date occurring two (2) Business Days after the date such instruction of notice or report is required to be made or given, as the case may be, under the terms of this Agreement or the relevant Transaction Document;

         (c) any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents (other than as set forth in clauses (a) or (b) above) to which the Servicer is a party, which continues unremedied for a period of 10 days;

         (d) any representation, warranty or certification made by the Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made;

         (e) an Insolvency Event shall occur with respect to the Servicer;

         (f) any delegation of the Servicer's duties that is not permitted by
Section 7.1;


         (g) any financial information related to the Collateral reasonably requested by the Deal Agent, the Collateral Agent or any Lender as provided herein is not reasonably provided as requested;

         (h) the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of United States $5,000,000 in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days without a stay of execution;

         (i) the Servicer shall fail to pay any principal of or premium or interest on any indebtedness an aggregate outstanding principal amount of $5,000,000 or more ("Material Debt"), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or any other default under any agreement or instrument relating to any Material Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Material Debt; or any such Material Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

         (j) any change in the control of the Servicer that takes the form of either a merger or consolidation in which the Servicer is not the surviving entity;

then notwithstanding anything herein to the contrary, so long as any such Servicer Termination Event shall not have been remedied, within any applicable cure period prior to the date of the Servicer Termination Notice (defined below), the Deal Agent, by written notice to the Servicer (with a copy to the Backup Servicer) (a "Servicer Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this.

         Section 6.12. Appointment of Successor Servicer.

         (a) On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to Section 6.11 or Section 10.2, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Deal Agent in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Deal Agent, until a date mutually agreed upon by the Servicer and the Deal Agent. The Deal Agent may at the time described in the immediately preceding sentence in its sole discretion, appoint the Backup Servicer as the Servicer hereunder, and the Backup Servicer shall on such date assume all obligations of the Servicer hereunder (except as specifically set forth herein or in the Backup Servicing Agreement), and all authority and power of the Servicer under this shall pass to and be vested in the Backup Servicer. In the event that the Deal Agent does not so appoint the Backup Servicer, there is no Backup Servicer or the Backup Servicer is unable to assume such obligations on such date, the Deal Agent shall as promptly as possible appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Deal Agent. In the event that a Successor Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Deal Agent shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than United States $50,000,000 and whose regular business includes the servicing of Loans as the Successor Servicer hereunder.

         (b) Upon its appointment, the Backup Servicer (except as specifically set forth herein or in the Backup Servicing Agreement and subject to Section 6.12(a)) or the Successor Servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement and the other Transaction Documents to the Servicer shall be deemed to refer to the Backup Servicer or the Successor Servicer, as applicable.

         (c) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and, without limitation, the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Loans and the Contracts.

         (d) Upon the Backup Servicer receiving notice that it is required to serve as the Servicer hereunder pursuant to the foregoing provisions of this
Section 6.12, the Backup Servicer will promptly begin the transition to its role as Servicer.

         Section 6.13. Responsibilities of the Borrower. Anything herein to the contrary notwithstanding, the Borrower shall (i) perform all of its obligations under the Loans to the same extent as if a security interest in such Loans had not been granted hereunder and (ii) pay when due, from funds available to the Borrower under Section 2.7 hereto, any taxes. Neither the Deal Agent, Collateral Agent nor any Secured Party shall have any obligation or liability with respect to any Loan, nor shall any of them be obligated to perform any of the obligations of the Borrower thereunder.

         Section 6.14. Segregated Payment Account. Upon the occurrence of a Servicer Termination Event, a potential Servicer Termination Event or an Unsatisfactory Audit, the Deal Agent shall have the right to require the Borrower and the Servicer (i) to establish a segregated payment trust in the name of the Collateral Agent for Collections related to the Collateral and (ii) to direct all Obligors to make payments into such account.



                                   ARTICLE VII
                                 BACKUP SERVICER

         Section 7.1. Designation of the Backup Servicer.

         (a) Initial Backup Servicer. The backup servicing role with respect to the Collateral shall be conducted by the Person designated as Backup Servicer under the Backup Servicing Agreement, which shall initially be OSI Portfolio Services, Inc.

         Section 7.2. Duties of the Backup Servicer.

         (a) Duties. On or before the Funding Date, and until its removal pursuant to Section 7.5, the Backup Servicer shall perform, on behalf of the Servicer, the Borrower, the Deal Agent, the Collateral Agent and the Secured Parties, the duties and obligations set forth in the Backup Servicing Agreement.

         Section 7.3. Backup Servicing Compensation. As compensation for its backup servicing activities hereunder and under the Backup Servicing Agreement, the Backup Servicer shall be entitled to receive the Backup Servicing Fee, directly from CAC and to the extent of funds available therefor pursuant to the provisions of Section 2.7(a). The Backup Servicer's entitlement to receive the Backup Servicing Fee shall cease on the earliest to occur of: (i) it





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

becoming the Successor Servicer; (ii) its removal as Backup Servicer pursuant to the terms of the Backup Servicing Agreement; or (iii) the termination of this Agreement.

         Section 7.4. The Backup Servicer Not to Resign. The Backup Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Backup Servicer's determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Backup Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Backup Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Deal Agent and the Collateral Agent. No such resignation shall become effective until a successor Backup Servicer shall have assumed the responsibilities and obligations of the Backup Servicer hereunder.

                                  ARTICLE VIII
                                   [Reserved]

                                   ARTICLE IX
                                SECURITY INTEREST

         Section 9.1. Security Agreement. (a) Then the parties hereto intend that this Agreement constitute a security agreement and the transactions effected hereby constitute secured loans by the Lender to the Borrower under Applicable Law.

         (b) The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral and Proceeds thereof without the signature of the Borrower where permitted by law. A photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         Section 9.2. Release of Lien. At the same time as any Loan by its terms and all amounts in respect thereof has been paid by the related Obligor and deposited in the Collection Account, the Deal Agent as agent for the Lender will, to the extent requested by the Servicer, release its interest in such Loan and Related Security. The Deal Agent as agent for the Lenders will after the deposit by the Servicer of the proceeds of such sale into the Collection Account, at the sole expense of the Servicer, execute and deliver to the Servicer any assignments, termination statements and any other releases and instruments as the Servicer may reasonably request in order to effect such release and transfer; provided, that the Deal Agent as agent for the Lenders will make no representation or warranty, express or implied, with respect to any such Equipment in connection with such sale or transfer and assignment.

         Section 9.3. Further Assurances. The provisions of Section 14.12 shall apply to the security interest granted under Section 2.2(a) as well as to the Advance hereunder.

         Section 9.4. Remedies. Upon the occurrence of a Termination Event, the Deal Agent, the Collateral Agent and Secured Parties shall have, with respect to the Collateral granted pursuant to Section 2.2(a), and in addition to all other rights and remedies available to the Deal Agent, the Collateral Agent and Secured Parties under this Agreement or other Applicable Law, all rights and remedies of a secured party upon default under the UCC.

         Section 9.5. Waiver of Certain Laws. Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where all or any portion of the Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of all any portion of the Collateral, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Deal Agent, the Collateral Agent or any court having jurisdiction to foreclosure the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Deal Agent, the Collateral Agent or such court may determine.

         Section 9.6. Power of Attorney. Each of the Borrower and the Servicer hereby irrevocably appoints the Deal Agent and the Collateral Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at is expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document or Hedging Agreement. Nevertheless, if so requested by the Deal Agent, the Collateral Agent or a purchaser of the Collateral, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Deal Agent, the Collateral Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

                                    ARTICLE X
                               TERMINATION EVENTS

         Section 10.1. Termination Events. The following events shall be termination events ("Termination Events") hereunder:

         (a) the Payment Rate averaged for any three Collection Periods is less than 4.0%; or

         (b) the Weighted Average Total Advance Rate exceeds 45%; or

         (c) the Termination Date shall have occurred; or

         (d) the Weighted Average Performing Advance Rate exceeds 50%; or

         (e) the Net Yield Percentage is less than 5.0%; or



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         (f) a Servicer Termination Event occurs and is continuing; or

         (g) (i) failure on the part of the Borrower or the Originator to make any payment or deposit required by the terms of any Transaction Document on the day such payment or deposit is required to be made;(i)

                  (ii) failure on the part of the Borrower or the Originator to observe or perform any of its covenants or agreements set forth in any Transaction Document or any of the other Transaction Documents and such failure continues unremedied for more than five (5) Business Days after written notice to the Borrower or the Originator;

         (h) any representation or warranty made or deemed to be made by the Borrower or the Originator under or in connection with this Agreement, any of the other Transaction Documents or any information required to be given by the Borrower or the Originator to the Deal Agent or the Collateral Agent to identify Loans or Contracts pursuant to any Transaction Document, shall prove to have been false or incorrect in any material respect when made, deemed made or delivered; or

         (i) the occurrence of an Insolvency Event relating to the Originator, the Borrower or the Servicer; or

         (j) the Borrower shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended or the arrangements contemplated by the Transaction Document shall require registration as an "investment company" within the meaning of the 40 Act; or

         (k) a regulatory, tax or accounting body has ordered that the activities of the Borrower or any Affiliate of the Borrower, contemplated hereby be terminated or, as a result of any other event or circumstance, the activities of the Borrower contemplated hereby may reasonably be expected to cause the Borrower or any of its respective Affiliates to suffer materially adverse regulatory, accounting or tax consequences; or

         (l) there shall exist any event or occurrence that has a reasonable possibility of causing a Material Adverse Effect; or

         (m) the Borrower, the Servicer or CAC shall enter into any merger, consolidation or conveyance transaction, unless in the case of CAC or the Servicer, the Servicer or CAC, as applicable, is the surviving entity; or

         (n) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or the Originator and such lien shall not have been released within five (5) Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Originator and such lien shall not have been released within five (5) Business Days; or

         (o) the Collateral Agent, as agent for the secured parties, shall fail for any reason to have a first priority perfected security interest in the Collateral; or


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         (p) any Change-in-Control shall occur; or

         (q) (i) any Transaction Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Originator, or the Servicer (ii) the Borrower, the Originator or the Servicer shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability or (iii) any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a perfected first priority security interest; or

         (r) the occurrence of the thirtieth day after the end of the fiscal quarter in which a breach of any covenant set forth in Sections 7.4, 7.5, 7.6 and 7.7 of the Credit Agreement shall occur; or

         (s) CAC shall fail to pay any principal of or premium or interest on any Material Debt, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or any other default under any agreement or instrument relating to any Material Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Material Debt; or any such Material Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

         Section 10.2. Remedies.

         (a) Upon the occurrence of a Termination Event (other than a Termination Event described in Section 10.1(i), the Deal Agent shall, at the request, or may with the consent, of the Lenders, by notice to the Borrower declare the Termination Date to have occurred.

         (b) Upon the occurrence of a Termination Event described in Section 10.1(i), the Termination Date shall automatically occur.

         (c) Upon any Termination Date pursuant to this Section 10.2: (i) if VFCC is the Lender, VFCC shall assign its interest in the Note and the Capital to the Investors and the Investors shall accept such assignment without any further action; (ii) the applicable Yield Rate on the Capital outstanding shall be equal to the Prime Rate plus 2.00%; (iii) the Deal Agent may, by delivery of a Servicer Termination Notice, terminate the Servicer; and (iv) the Deal Agent, the Collateral Agent and the Secured Parties shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.


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                                   ARTICLE XI
                                 INDEMNIFICATION

         Section 11.1. Indemnities by the Borrower.

         (a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Deal Agent, the Backup Servicer, the Collateral Agent, the Liquidity Agent, the Secured Parties, and each of their respective Affiliates and officers, directors, employees and agents thereof (collectively, the "Indemnified Parties"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as the "Indemnified Amounts") awarded against or incurred by such Indemnified Party or other non-monetary damages of any such Indemnified Party any of them arising out of or as a result of this Agreement or the financing or maintenance of the Capital or in respect of any Loan or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (b) Indemnified Amounts that have the effect of recourse for non-payment of the Loans due to credit problems of the Obligors (except as otherwise specifically provided in this Agreement). If the Borrower has made any indemnity payment pursuant to this Section 11.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such indemnified amounts. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                  (i) any Contract or Loan treated as or represented by CAC to be an Eligible Contract or Eligible Loan that is not at the applicable time an Eligible Contract or Eligible Loan;

                  (ii) reliance on any representation or warranty made or deemed made by the Borrower or any of its officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

                  (iii) the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Loan, Dealer Agreement, any Contract, or the nonconformity of any Loan, Dealer Agreement or Contract with any such Applicable Law;

                  (iv) the failure to vest and maintain vested in the Collateral Agent for the Secured Parties a first priority perfected security interest in the Collateral, together with all Collections, free and clear of any Lien whether existing at the time of the Funding or at any time thereafter;

                  (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other





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         Applicable Laws with respect to the Collateral, whether at the time of the Funding or at any subsequent time;

                  (vi) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Loan or Contract (including, without limitation, a defense based on such Loan or Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

                  (vii) any failure of the Borrower to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by the Borrower to perform its respective duties under the Loans;

                  (viii) the failure by Borrower to pay when due any Taxes for which the Borrower is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Collateral;

                  (ix) any repayment by the Deal Agent, the Liquidity Agent or a Secured Party of any amount previously distributed in reduction of Capital or payment of Yield or any other amount due hereunder or under any Hedging Agreement, in each case which amount the Deal Agent, the Liquidity Agent or a Secured Party believes in good faith is required to be repaid;

                  (x) the commingling of Collections of the Collateral at any time with other funds;

                  (xi) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of the Funding or the funding of or maintenance of Capital or in respect of any Loan or Contract;

                  (xii) any failure by the Borrower to give reasonably equivalent value to the Originator in consideration for the transfer by the Originator to the Borrower of the Loans, Related Security or any portion thereof or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

                  (xiii) the use of the Proceeds of the Funding in a manner other than as provided in this Agreement and the Contribution Agreement; or

                  (xiv) the failure of the Borrower or any of its agents or representatives to remit to the Servicer, the Deal Agent, the Collateral Agent Collections of the Collateral remitted to the Borrower or any such agent or representative.

         (b) Any amounts subject to the indemnification provisions of this
Section 11.1 shall be paid by the Borrower to the Collateral Agent within five
(5) Business Days following the Collateral Agent's demand therefor.



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


         (c) The obligations of the Borrower under this Section 11.1 shall survive the resignation or removal of the Deal Agent, the Collateral Agent, Liquidity Agent or the Backup Servicer or the termination of this Agreement.

         Section 11.2. Indemnities by the Servicer.

         (a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Indemnified Party by reason of any acts, omissions or alleged acts or omissions of the Servicer, including, but not limited to: (i) any representation or warranty made by the Servicer under or in connection with any Transaction Document, any Monthly Report or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made; (ii) the failure by the Servicer to comply with any Applicable Law; (iii) the failure of the Servicer to comply with its duties or obligations in accordance with the Agreement or any other Transaction Document to which it is a party; (iv) any litigation, proceedings or investigation against the Servicer; (v) the commingling of Collections at any time with other funds; or (vi) the failure of the Servicer or any of its agents or representatives to remit to the Collection Account, Deal Agent or Collateral Agent any Collections or Proceeds of the Collateral. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

         (b) Any amounts subject to the indemnification provisions of this
Section 11.2 shall be paid by the Servicer to the Collateral Agent within five
(5) Business Days following the Collateral Agent's demand therefor.

         (c) The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible Contracts.

         (d) The obligations of the Servicer under this Section 11.2 shall survive the resignation or removal of the Deal Agent, the Collateral Agent, the Liquidity Agent or the Backup Servicer and the termination of this Agreement.

         (e) Any indemnification pursuant to this Section 11.2 shall not be payable from the Collateral.

         Section 11.3. After-Tax Basis. Indemnification under Sections 11.1 and
11.2 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits that is or was payable by the Indemnified Party.




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                                   ARTICLE XII
                     THE DEAL AGENT AND THE LIQUIDITY AGENT

         Section 12.1. Authorization and Action.

         (a) Each Secured Party hereby designates and appoints WSI as Deal Agent hereunder, and authorizes the Deal Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Deal Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Deal Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Deal Agent shall be read into this Agreement or otherwise exist for the Deal Agent. In performing its functions and duties hereunder, the Deal Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Deal Agent shall not be required to take any action that exposes the Deal Agent to personal liability or that is contrary to this Agreement or Applicable Law. The appointment and authority of the Deal Agent hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids.

         (b) Each Investor hereby designates and appoints Wachovia Bank as Liquidity Agent hereunder, and authorizes the Liquidity Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Liquidity Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Liquidity Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Investor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Liquidity Agent shall be read into this Agreement or otherwise exist for the Liquidity Agent. In performing its functions and duties hereunder, the Liquidity Agent shall act solely as agent for the Investors and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Liquidity Agent shall not be required to take any action that exposes the Liquidity Agent to personal liability or that is contrary to this Agreement or Applicable Law. The appointment and authority of the Liquidity Agent hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids.

         (c) Each Secured Party hereby designates and appoints WSI as Collateral Agent hereunder, and authorizes the Collateral Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Collateral Agent shall be read into this Agreement or otherwise exist for the Collateral Agent. In performing its functions and duties hereunder, the Collateral Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Collateral Agent shall not be required to take any action that exposes the Collateral Agent to personal liability or that is contrary to this






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Agreement or Applicable Law. The appointment and authority of the Collateral
Agent hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids.

         Section 12.2. Delegation of Duties.

         (a) The Deal Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Deal Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         (b) The Liquidity Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Liquidity Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         (c) The Collateral Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section 12.3. Exculpatory Provisions.

         (a) Neither the Deal Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of the Deal Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in
Article III. The Deal Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. The Deal Agent shall not be deemed to have knowledge of any Unmatured Termination Event, Termination Event or Servicer Termination Event unless the Deal Agent has received notice from the Borrower or a Secured Party.

         (b) Neither the Liquidity Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of the Liquidity Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to the Deal Agent or any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to





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

or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Liquidity Agent shall not be under any obligation to the Deal Agent or any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. The Liquidity Agent shall not be deemed to have knowledge of any Unmatured Termination Event, Termination Event unless the Liquidity Agent has received notice from the Borrower, the Deal Agent or a Secured Party.

         (c) Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of the Collateral Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Collateral Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. The Collateral Agent shall not be deemed to have knowledge of any Unmatured Termination Event, Termination Event or Servicer Termination Event unless the Collateral Agent has received notice from the Borrower or a Secured Party.

         Section 12.4. Reliance.

         (a) The Deal Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Deal Agent. The Deal Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of VFCC or the Required Investors or all of the Secured Parties, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Secured Parties, provided that unless and until the Deal Agent shall have received such advice, the Deal Agent may take or refrain from taking any action, as the Deal Agent shall deem advisable and in the best interests of the Secured Parties. The Deal Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of VFCC or the Required Investors or all of the Secured Parties, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.




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

         (b) The Liquidity Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Liquidity Agent. The Liquidity Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of Required Investors as it deems appropriate or it shall first be indemnified to its satisfaction by the Investors, provided that unless and until the Liquidity Agent shall have received such advice, the Liquidity Agent may take or refrain from taking any action, as the Liquidity Agent shall deem advisable and in the best interests of the Investors. The Liquidity Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Investors and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Investors.

         (c) The Collateral Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of VFCC or the Required Investors or all of the Secured Parties, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Secured Parties, provided that unless and until the Collateral Agent shall have received such advice, the Collateral Agent may take or refrain from taking any action, as the Collateral Agent shall deem advisable and in the best interests of the Secured Parties. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of VFCC or the Required Investors or all of the Secured Parties, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

         Section 12.5. Non-Reliance on Deal Agent, Liquidity Agent, Collateral Agent and Other Lenders. Each Secured Party expressly acknowledges that neither the Deal Agent, the Liquidity Agent, the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Deal Agent, the Liquidity Agent or the Collateral Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Deal Agent, the Liquidity Agent or the Collateral Agent. Each Secured Party represents and warrants to the Deal Agent, the Liquidity Agent and the Collateral Agent that it has and will, independently and without reliance upon the Deal Agent, the Liquidity Agent, the Collateral Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement or Hedging Agreement, as the case may be.




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

         Section 12.6. Reimbursement and Indemnification. The Investors agree to reimburse and indemnify the Deal Agent, the Liquidity Agent, the Collateral Agent and each of their respective officers, directors, employees, representatives and agents ratably according to their pro rata shares, to the extent not paid or reimbursed by the Borrower (i) for any amounts for which the Liquidity Agent, acting in its capacity as Liquidity Agent, the Deal Agent, acting in its capacity as Deal Agent, or the Collateral Agent, acting in its capacity as Collateral Agent is entitled to reimbursement by the Borrower hereunder and (ii) for any other expenses incurred by the Liquidity Agent, acting in its capacity as Liquidity Agent, the Deal Agent, in its capacity as Deal Agent or the Collateral Agent, acting in its capacity as Collateral Agent and acting on behalf of the Secured Parties, in connection with the administration and enforcement of this Agreement.

         Section 12.7. Deal Agent, Liquidity Agent and Collateral Agent in their Individual Capacities. The Deal Agent, the Liquidity Agent, the Collateral Agent and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though the Deal Agent, the Liquidity Agent or the Collateral Agent, as the case may be, were not the Deal Agent, the Liquidity Agent or the Collateral Agent, as the case may be, hereunder. With respect to the Funding pursuant to this Agreement, the Deal Agent, the Liquidity Agent, the Collateral Agent and each of their respective Affiliates shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Deal Agent, the Liquidity Agent or the Collateral Agent, as the case may be, and the terms "Investor," "Lender," "Investors" and "Lenders" shall include the Deal Agent, the Collateral Agent or the Liquidity Agent, as the case may be, in its individual capacity.

         Section 12.8. Successor Deal Agent, Liquidity Agent or Collateral
Agent.

         (a) The Deal Agent may, upon 5 days' notice to the Borrower and the Secured Parties, and the Deal Agent will, upon the direction of VFCC resign as Deal Agent. If the Deal Agent shall resign, then VFCC during such 5-day period shall appoint a successor agent. If for any reason no successor Deal Agent is appointed by VFCC during such 5-day period, then effective upon the expiration of such 5-day period, the Secured Parties shall perform all of the duties of the Deal Agent hereunder and the Borrower shall make all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith directly to the applicable Secured Party and for all purposes shall deal directly with each Secured Party. After any retiring Deal Agent's resignation hereunder as Deal Agent, the provisions of Article XI and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Deal Agent under this Agreement.

         (b) The Liquidity Agent may, upon 5 days' notice to the Borrower, the Deal Agent and the Investors, and the Liquidity Agent will, upon the direction of all of the Investors (other than the Liquidity Agent, in its individual capacity) resign as Liquidity Agent. If the Liquidity Agent shall resign, then the Required Investors during such 5-day period shall appoint from among the Investors a successor Liquidity Agent. If for any reason no successor Liquidity Agent is appointed by the Required Investors during such 5-day period, then effective upon the expiration of such 5-day period, the Investors shall perform all of the duties of the Liquidity Agent hereunder and all payments in respect of the Aggregate Unpaids. After any retiring



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Liquidity Agent's resignation hereunder as Liquidity Agent, the provisions of
Article XI and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Liquidity Agent under this Agreement.

         (c) The Collateral Agent may, upon 5 days' notice to the Borrower and the Secured Parties, and the Collateral Agent will, upon the direction of all of the Secured Parties resign as Collateral Agent. If the Collateral Agent shall resign, then the Secured Parties, during such 5-day period shall appoint a successor agent. If for any reason no successor Collateral Agent is appointed by the Secured Parties during such 5-day period, then effective upon the expiration of such 5-day period, the Secured Parties shall perform all of the duties of the Collateral Agent hereunder and the Borrower shall make all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith directly to the applicable Secured Party and for all purposes shall deal directly with each Secured Party. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of Article XI and
Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

                                  ARTICLE XIII
                           ASSIGNMENTS; PARTICIPATIONS

         Section 13.1. Assignments and Participations.

         (a) Each Investor may upon at least 30 days' notice to VFCC, the Deal Agent, the Collateral Agent, the Liquidity Agent and S&P and Moody's, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement; provided, however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Investor's rights and obligations under this Agreement; (ii) the amount of the Commitment of the assigning Investor being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of
(A) $15,000,000 or an integral multiple of $1,000,000 in excess of that amount and (B) the full amount of the assigning Investor's Commitment; (iii) each such assignment shall be to an Eligible Assignee; (iv) the parties to each such assignment shall execute and deliver to the Deal Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 or such lesser amount as shall be approved by the Deal Agent; (v) the parties to each such assignment shall have agreed to reimburse the Deal Agent, the Liquidity Agent, the Collateral Agent and VFCC for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for each of the Deal Agent, the Liquidity Agent and VFCC) incurred by the Deal Agent, the Liquidity Agent, the Collateral Agent and VFCC, respectively, in connection with such assignment; and (vi) there shall be no increased costs, expenses or taxes incurred by the Deal Agent, the Liquidity Agent, the Collateral Agent or VFCC upon such assignment or participation, and provided further that upon the effective date of such assignment the provisions of Section 3.03(f) of the Administration Agreement shall be satisfied. Upon such execution, delivery and acceptance by the Deal Agent, the Collateral Agent and the Liquidity Agent and the recording by the Deal Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the Deal Agent, the Collateral Agent and the Liquidity Agent, unless a later date is specified therein,




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(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of an Investor hereunder and (ii) the Investor assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Investor's rights and obligations under this Agreement, such Investor shall cease to be a party hereto).

         (b) By executing and delivering an Assignment and Acceptance, the Investor assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Investor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Investor makes no representation or warranty and assumes no responsibility with respect to the financial condition of VFCC or the performance or observance by VFCC of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Deal Agent, the Collateral Agent or the Liquidity Agent, such assigning Investor or any other Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assigning Investor and such assignee confirm that such assignee is an Eligible Assignee; (vi) such assignee appoints and authorizes each of the Deal Agent, the Collateral Agent and the Liquidity Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as an Investor.

         (c) The Deal Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Investors and the Commitment of, and the Capital of the Funding (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and VFCC, the Borrower and the Investors may treat each Person whose name is recorded in the Register as an Investor hereunder for all purposes of this Agreement. The Register shall be available for inspection by VFCC, the Liquidity Agent or any Investor at any reasonable time and from time to time upon reasonable prior notice.

         (d) Subject to the provisions of Section 13.1(a), upon its receipt of an Assignment and Acceptance executed by an assigning Investor and an assignee, the Deal Agent, the Collateral Agent and the Liquidity Agent shall each, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, accept such Assignment and




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Acceptance, and the Deal Agent shall then (i) record the information contained therein in the Register and (ii) give prompt notice thereof to VFCC.

         (e) Each Investor may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and its portion of the Funding and related Collateral); provided, however, that (i) such Investor's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged; (ii) such Investor shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Deal Agent and the other Investors shall continue to deal solely and directly with such Investor in connection with such Investor's rights and obligations under this Agreement; and, provided, further, that the Deal Agent shall have confirmed that upon the effective date of such participation the provisions of Section 3.03(f) of the Administration Agreement shall be satisfied. Notwithstanding anything herein to the contrary, each participant shall have the rights of an Investor (including any right to receive payment) under Sections 2.13 and 2.14; provided, however, that no participant shall be entitled to receive payment under either such Section in excess of the amount that would have been payable under such Section by the Borrower to the Investor granting its participation had such participation not been granted, and no Investor granting a participation shall be entitled to receive payment under either such Section in an amount that exceeds the sum of (i) the amount to which such Investor is entitled under such Section with respect to any portion of the Capital that is not subject to any participation plus (ii) the aggregate amount to which its participants are entitled under such Sections with respect to the amounts of their respective participations. With respect to any participation described in this Section 13.1, the participant's rights as set forth in the agreement between such participant and the applicable Investor to agree to or to restrict such Investor's ability to agree to any modification, waiver or release of any of the terms of this Agreement or to exercise or refrain from exercising any powers or rights that such Investor may have under or in respect of this Agreement shall be limited to the right to consent to any of the matters set forth in Section 14.1 of this Agreement.

         (f) Each Investor may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.1, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or VFCC furnished to such Investor by or on behalf of the Borrower or VFCC.

         (g) In the event (i) an Investor ceases to qualify as an Eligible Assignee, or (ii) an Investor makes demand for compensation pursuant to Section
2.13 or Section 2.14, VFCC may, and, upon the direction of the Borrower and prior to the occurrence of a Termination Event, shall, in any such case, notwithstanding any provision to the contrary herein, replace such Investor with an Eligible Assignee by giving three (3) Business Days' prior written notice to such Investor. In the event of the replacement of an Investor, such Investor agrees (i) to assign all of its rights and obligations hereunder to an Eligible Assignee selected by VFCC upon payment to such Investor of the amount of such Investor's Capital together with any accrued and unpaid Yield thereon, all accrued and unpaid commitment fees owing to such Investor and all other amounts owing to such Investor hereunder and (ii) to execute and deliver an Assignment and Acceptance and such other documents evidencing such assignment as shall be necessary or reasonably requested by VFCC or the Deal Agent. In the event that any Investor ceases to





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qualify as an Eligible Assignee, such affected Investor agrees (1) to give the
Deal Agent, the Borrower and VFCC prompt written notice thereof and (2) subject to the following proviso, to reimburse the Deal Agent, the Liquidity Agent, the Borrower, VFCC and the relevant assignee for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for each of the Deal Agent, the Liquidity Agent, the Collateral Agent, the Borrower and VFCC and such assignee) incurred by the Deal Agent, the Liquidity Agent, the Collateral Agent, the Borrower, VFCC and such assignee, respectively, in connection with any assignment made pursuant to this Section 13.1(g) by such affected Investor; provided, however, that such affected Investor's liability for such costs, fees and expenses shall be limited to the amount of any up-front fees paid to such affected Investor at the time that it became a party to this Agreement.

         (h) Nothing herein shall prohibit any Investor from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with Applicable Law and any such pledge or collateral assignment may be made without compliance with Section 13.1(a) or Section 13.1(b).

         (i) In the event any Investor causes increased costs, expenses or taxes to be incurred by the Deal Agent, Liquidity Agent, the Collateral Agent or VFCC in connection with the assignment or participation of such Investor's rights and obligations under this Agreement to an Eligible Assignee then such Investor agrees that it will make reasonable efforts to assign such increased costs, expenses or taxes to such Eligible Assignee in accordance with the provisions of this Agreement.

         (j) VFCC may at any time assign, or grant a security interest in or sell a participation interest in the Capital and the Collateral (or portion thereof) to any Person. The parties to any such assignment, grant or sale of participation interest, shall execute and deliver to the Deal Agent, for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the Deal Agent.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         Section 14.1. Amendments and Waivers.

         (a) Except as provided in this Section 14.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Deal Agent, the Collateral Agent and the Required Investors; provided, however, that no such amendment, waiver or modification affecting the rights or obligations of any Hedge Counterparty, that Hedge Counterparty without the written agreement of such Person. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) No amendment, waiver or other modification of this Agreement shall:

                  (i) without the consent of each affected Lender, (A) extend the Commitment Termination Date or the date of any payment or deposit of Collections by the Borrower or the Servicer, (B) reduce the rate or extend the time of payment of Yield (or any




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         component thereof), (C) reduce any fee payable to the Deal Agent for the benefit of the Lenders, (D) except pursuant to Article XIII hereof, change the amount of the Capital of any Lender, an Investor's pro rata share or an Investor's Commitment, (E) amend, modify or waive any provision of the definition of Required Investors or this Section 14.1(b), (F) consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or
         (G) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (F) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

                  (ii) without the written consent of the Deal Agent or the Collateral Agent, as applicable, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of the Deal Agent or the Collateral Agent, as applicable.

         (c) Notwithstanding the foregoing provisions of this Section 14.1, without the consent of the Investors, the Deal Agent may, with the consent of the Borrower amend this Agreement solely to add additional Persons as Investors hereunder. Any modification or waiver shall apply to each of the Lenders equally and shall be binding upon the Borrower, the Lenders, the Collateral Agent and the Deal Agent.

         Section 14.2. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party's Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article XIV shall not be effective until received with respect to any notice sent by mail or telex.

         Section 14.3. Ratable Payments. If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Secured Party (other than payments received pursuant to Section 11.1 in a greater proportion than that received by any other Secured Party), such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Aggregate Unpaids; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         Section 14.4 No Waiver; Remedies. No failure on the part of the Deal Agent, the Collateral Agent, the Backup Servicer or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the




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exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

         Section 14.5. Binding Effect; Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Deal Agent, the Backup Servicer, the Collateral Agent, the Secured Parties and their respective successors and permitted assigns and, in addition, the provisions of 2.7(a)(iv)(Y) and 2.7(b)(i)(Y) shall inure to the benefit of each Hedge Counterparty, whether or not that Hedge Counterparty is a Secured Party.

         Section 14.6. Term of this Agreement. This Agreement, including, without limitation, the Borrower's representations, warranties and covenants set forth in Articles IV and V, and the Servicer's representations, warranties and covenants set forth in Articles V and VI hereof, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Article XI and Article XII and the provisions of Section 14.10 and Section
14.11 shall be continuing and shall survive any termination of this Agreement.

         Section 14.7. Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH HEDGE COUNTERPARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

         Section 14.8. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO AND EACH HEDGE COUNTERPARTY HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         Section 14.9. Costs, Expenses and Taxes.

         (a) In addition to the rights of indemnification granted to the Deal Agent, the Liquidity Agent, the Backup Servicer, the Collateral Agent, the Secured Parties and its or their Affiliates and officers, directors, employees and agents thereof under Article XI hereof, the Borrower agrees to pay on demand all costs and expenses of the Deal Agent, the Liquidity Agent, the Backup Servicer, the Collateral Agent and the Secured Parties incurred in connection




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with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith (excluding any Hedging Agreement), including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Deal Agent, the Liquidity Agent, the Backup Servicer, the Collateral Agent and the Secured Parties with respect thereto and with respect to advising the Deal Agent, the Liquidity Agent, the Backup Servicer, the Collateral Agent and the Secured Parties as to their respective rights and remedies under this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith (excluding any Hedging Agreement), and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Deal Agent, the Liquidity Agent, the Backup Servicer, the Collateral Agent or the Secured Parties in connection with the enforcement of this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith (including any Hedging Agreement).

         (b) The Borrower shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other Transaction Documents, the other documents to be delivered hereunder or any agreement or other document providing liquidity support, credit enhancement or other similar support to the Lender in connection with this Agreement or the funding or maintenance of the Funding hereunder.

         (c) The Borrower shall pay on demand all other costs, expenses and Taxes (excluding income taxes) incurred by any Issuer or any shareholder of such Issuer ("Other Costs"), including, without limitation, all costs and expenses incurred by the Deal Agent in connection with periodic audits of the Borrower's or the Servicer's books and records and the cost of rating such Issuer's commercial paper with respect to financing the Advance hereunder by independent financial rating agencies.

         Section 14.10. No Proceedings.

         (a) Each of the parties hereto (other than VFCC) and each Hedge Counterparty (by accepting the benefits of this Agreement) hereby agrees that it will not institute against, or join any other Person in instituting against VFCC any Insolvency Proceeding so long as any commercial paper issued by VFCC shall be outstanding and there shall not have elapsed one year and one day since the last day on which any such commercial paper shall have been outstanding.

         (b) Each of the parties hereto (other than the Deal Agent and VFCC) hereby agrees that it will not institute against, or join any other Person in instituting against the Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day since the Collection Date.

         Section 14.11. Recourse Against Certain Parties.

         (a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any Secured




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Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such Secured Party or any incorporator, affiliate, stockholder, officer, employee or director of such Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Secured Party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Secured Party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such Secured Party or any incorporator, stockholder, affiliate, officer, employee or director of such Secured Party or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Secured Party and each incorporator, stockholder, affiliate, officer, employee or director of such Secured Party or of any such administrator, or any of them, for breaches by such Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 14.11 shall survive the termination of this Agreement.

         (b) Notwithstanding anything in this Agreement to the contrary, VFCC shall not have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to VFCC after paying or making provision for the payment of its Commercial Paper Notes. All payment obligations of VFCC hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its Commercial Paper Notes; and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by VFCC exceeds the amount available to VFCC to pay such amount after paying or making provision for the payment of its Commercial Paper Notes.

         Section 14.12. Protection of Right, Title and Interest in Assets; Further Action Evidencing the Funding.

         (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Deal Agent as agent for the Secured Parties and of the Secured Parties to the Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Deal Agent as agent for the Secured Parties hereunder to all property comprising the Assets. The Servicer shall deliver to the Deal Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Borrower shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 14.12(a).




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         (b) The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that the Deal Agent may reasonably request in order to perfect, protect or more fully evidence the Funding hereunder, or to enable the Deal Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any Transaction Document.

         (c) If the Borrower or the Servicer fails to perform any of its obligations hereunder, the Deal Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Deal Agent's or such Secured Party's costs and expenses incurred in connection therewith shall be payable by the Borrower (if the Servicer that fails to so perform is the Borrower or an Affiliate thereof) as provided in Article XI, as applicable. The Borrower irrevocably authorizes the Deal Agent and appoints the Deal Agent as its attorney-in-fact to act on behalf of the Borrower (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Deal Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Assets as a financing statement in such offices as the Deal Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Assets. This appointment is coupled with an interest and is irrevocable.

         (d) Without limited the generality of the foregoing, Borrower will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 3.1 or any other financing statement filed pursuant to this Agreement or in connection with the Funding hereunder, unless the Collection Date shall have occurred:

                  (i) execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

                  (ii) deliver or cause to be delivered to the Deal Agent an opinion of the counsel for Borrower, in form and substance reasonably satisfactory to the Deal Agent, confirming and updating the opinion delivered pursuant to Section 3.1 with respect to perfection and priority and otherwise to the effect that the grant of the security interest in the Collateral hereunder continues to be an enforceable and perfected first priority security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

         Section 14.13 Confidentiality.

         (a) Each of the Deal Agent, the Secured Parties, the Liquidity Agent, the Servicer, the Collateral Agent, the Backup Servicer and the Borrower shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business of the Borrower and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that





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

each such party and its officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors and the agents of such Persons ("Excepted Persons"), provided, however, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Deal Agent, the Secured Parties, the Liquidity Agent, the Servicer, the Collateral Agent, the Backup Servicer and the Borrower that such information shall be used solely in connection with such Excepted Person's evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof,
(iii) disclose such information as is required by Applicable Law and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents or any Hedging Agreement for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents or any Hedging Agreement. It is understood that the financial terms that may not be disclosed except in compliance with this Section 14.13(a) include, without limitation, all fees and other pricing terms, and all Termination Events, Servicer Termination Events, and priority of payment provisions

         (b) Anything herein to the contrary notwithstanding, each of the Borrower and the Servicer hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Deal Agent, the Liquidity Agent, the Collateral Agent, the Backup Servicer or the Secured Parties by each other, (ii) by the Deal Agent or the Lender to any prospective or actual assignee or participant of any of them or (iii) by the Deal Agent, the Collateral Agent, the Liquidity Agent or a Lender to any Rating Agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Lender and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Secured Parties, the Liquidity Agent and the Deal Agent may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

         (c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, (ii) disclosure of any and all information
(A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Collateral Agent's or Backup Servicer's business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Collateral Agent or Backup Servicer or an affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Borrower or Servicer or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent or Backup Servicer having a need to know the same, provided that the Collateral Agent or Backup Servicer advises such recipient of the confidential nature of the information being disclosed, or
(iii) any other disclosure authorized by the Borrower or Servicer.






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

         Section 14.14. Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered by the Originator to the Deal Agent and the Lenders.










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

         Section 14.15. Waiver of Setoff. Each of the parties thereto (other than VFCC) hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against VFCC or its assets.


                  [Remainder of Page Intentionally Left Blank.]





























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

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:              CAC WAREHOUSE FUNDING CORP.



                           By: /s/ Douglas W. Busk
                               ------------------------------------------
                           Name:   Douglas W. Busk
                                 ----------------------------------------
                           Title:  Chief Financial Officer and Treasurer
                                   --------------------------------------



                           CAC Warehouse Funding Corp.
                           Silver Triangle Building
                           25505 West Twelve Mile Road
                           Southfield, Michigan 48034-8339
                           Attention: James D. Murray, Jr.
                           Facsimile No. 248-827-8542
                           Confirmation No.: 248-353-2400 (ext. 884)



THE SERVICER:              CREDIT ACCEPTANCE CORPORATION



                           By: /s/ Douglas W. Busk
                               ------------------------------------------
                           Name:   Douglas W. Busk
                                 ----------------------------------------
                           Title:  Chief Financial Officer and Treasurer
                                  ---------------------------------------



                           CAC Warehouse Funding Corp.
                           Silver Triangle Building
                           25505 West Twelve Mile Road
                           Southfield, Michigan 48034-8339
                           Attention: James D. Murray, Jr.
                           Facsimile No. 248-827-8542
                           Confirmation No.: 248-353-2400 (ext. 884)



                  [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

THE INVESTORS:                WACHOVIA BANK, NATIONAL
                              ASSOCIATION


                              By: /s/ John A. Foxgrover
                                  --------------------------------------------
                              Name:   John A. Foxgrover
                                    ------------------------------------------
                              Title:  Director
                                     -----------------------------------------


                              Wachovia Bank, National Association
                              One Wachovia Center
                              Charlotte, North Carolina 28288-0610
                              Attention:            Investment Management
                              Facsimile No.:        (704) 383-9106
                              Confirmation No:      (704) 374-3455


VFCC:                         VARIABLE FUNDING CAPITAL
                              CORPORATION

                              By:      Wachovia Securities, Inc.,
                                       as attorney-in-fact


                              By: /s/ Douglas R. Wilson, Sr.
                                  --------------------------------------------
                              Name:   Douglas R. Wilson, Sr.
                                    ------------------------------------------
                              Title:  Vice President
                                      ----------------------------------------


                              Variable Funding Capital Corporation
                              c/o Wachovia Securities, Inc.
                              One Wachovia Center
                              Charlotte, North Carolina  28288-0610
                              Attention:              Conduit Administration
                              Facsimile No.:          (704) 383-9579
                              Confirmation No.:       (704) 383-9343

With respect to notices required pursuant to Section 14.2, a copy of notices sent to VFCC shall be sent to:

                              Lord Securities Corp.
                              2 Wall Street, 19th Floor
                              New York, New York  10005
                              Attention:              Vice President
                              Facsimile No.:          (212) 346-9012
                              Confirmation No.:       (212) 346-9008




                  [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

THE DEAL AGENT:                WACHOVIA SECURITIES, INC.



                               By:  /s/ Prakash B. Wadhwani
                                   -----------------------------------------
                               Name:    Prakash B. Wadhwani
                                     ---------------------------------------
                               Title:   Vice President
                                       -------------------------------------




                               Wachovia Securities, Inc.
                               One Wachovia Center
                               Charlotte, North Carolina 28288-0610
                               Attention:            Conduit Administration
                               Facsimile No.:        (704) 383-9579
                               Telephone No.:        (704) 383-9343


THE LIQUIDITY AGENT:           WACHOVIA BANK, NATIONAL
                               ASSOCIATION


                               By:  /s/ John A. Foxgrover
                                   --------------------------------------------
                               Name:    John A. Foxgrover
                                     ------------------------------------------
                               Title: Director
                                     ------------------------------------------



                               Wachovia Bank, National Association
                               One Wachovia Center
                               Charlotte, North Carolina 28288-0610
                               Attention:            Conduit Administration
                               Facsimile No.:        (704) 383-9579
                               Telephone No.:        (704) 383-9343




                  [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

THE COLLATERAL AGENT:         WACHOVIA SECURITIES, INC., as
                              Collateral Agent


                              By:  /s/ Prakash B. Wadhwani
                                  -----------------------------------------
                              Title:   Vice President
                                    ---------------------------------------


                              Wachovia Securities, Inc.
                              One Wachovia Center, TW-9
                              Charlotte, North Carolina 28288
                              Attention:            Conduit Administration
                              Facsimile No.:        (704) 383-9579
                              Telephone No.:        (704) 383-9343


THE BACKUP SERVICER:          OSI PORTFOLIO SERVICES, INC.
                              as Backup Servicer



                              By:  /s/ Donald P. Fitzgerald
                                  ---------------------------------------------
                              Title:   Senior Vice President, Division Counsel
                                      -----------------------------------------


                              OSI Portfolio Services, Inc.
                              2425 Commerce Avenue
                              Suite 100
                              Duluth, Georgia  30096
                              Attention:        Anurag Sett
                              Facsimile:        (678) 417-5000
                              Telephone:        (678) 417-5074










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